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                                                                     EXHIBIT 4.8





                               as of June 13, 1997


Vision Twenty-One, Inc.
7209 Bryan Dairy Road
Largo, Florida 33777
Attention:  Mr. Richard T. Welch


            Amended and Restated Note and Warrant Purchase Agreement


Ladies and Gentlemen:

         Vision Twenty-One, Inc. (the "COMPANY") and we entered into a Note and Warrant Purchase Agreement, dated April 11, 1997 (the "ORIGINAL PURCHASE AGREEMENT"). You have requested, and we have agreed, to amend and restate the terms of the Original Purchase Agreement, as hereinafter set forth. Accordingly, effective as of the Closing Date (as defined in paragraph 8), you and we agree as follows:

         1. AGREEMENT FOR PURCHASE AND SALE OF NOTES AND THE WARRANT. We agree, on the terms and conditions set forth below, to purchase from you, and you agree to sell to us: (a) at par, from time to time during the period from the Closing Date (as defined in paragraph 8 below) until the Note Termination Date (as defined below) one or more notes of the Company, substantially in the form of Exhibit A hereto (individually, a "NOTE" and, collectively, the "NOTES"), in an aggregate principal amount not to exceed at any time outstanding $4,680,000 (such agreement to purchase the Notes, as modified from time to time pursuant to paragraph 3 below, being hereinafter referred to as the "NOTE COMMITMENT"), and (b) for an aggregate purchase price of $320,000, no later than 2:00 P.M. (New York City time) on the Closing Date, a certificate evidencing warrants of the Company, in substantially the form of Exhibit B hereto (the "WARRANT"). As used herein, "NOTE TERMINATION DATE" shall mean the earliest to occur of (i) January 1, 1998, (ii) the first date on which capital stock of the Company is offered to the public pursuant to a registration statement filed with the Securities and Exchange Commission, (iii) the direct or indirect acquisition by any person (as such term is defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended) of beneficial ownership of more than 51% of the outstanding capital shares of stock of the Company entitled to vote generally for the election of members of the board of directors of the Company, and (iv) the date of termination of the Note Commitment pursuant to paragraph 3 or 14 below.


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         2.       PROCEDURES FOR PURCHASE OF NOTES. Each Note shall be purchased by us on at least 2 (two) Business Days' (as defined in paragraph 7 below) notice from you to us specifying the date (which shall be the date of purchase of such Note) and principal amount thereof (which shall be at least $500,000). Not later than 11:00 A.M. (New York City time) on the date of such purchase and upon fulfillment of the applicable conditions set forth in paragraphs 8, 9 and 10 below, we will make the purchase price of such Note available to you in same day funds at such account as you shall designate in the notice from you requesting such purchase. Each notice from you to us requesting the purchase of a Note shall be irrevocable and binding on you.

         3. REDUCTION OF THE NOTE COMMITMENT. You shall have the right, upon at least 2 (two) Business Days' notice to us, to terminate in whole or reduce in part the unused portion of the Note Commitment, provided that each partial reduction shall be in the amount of not less than $500,000.

         4. INTEREST AND REPAYMENT. You shall repay, and shall pay interest on, the aggregate unpaid principal amount of the Notes purchased by us hereunder in accordance with the terms thereof.

         5. OPTIONAL PREPAYMENTS. You may, upon at least 2 (two) Business Days' notice to us stating the proposed date and principal amount of the prepayment, and if such notice is given you shall, prepay the principal of any
Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided, that each partial prepayment shall be in a principal amount not less than $500,000. Amounts repaid or prepaid hereunder may not be reborrowed.

         6. PAYMENTS AND COMPUTATIONS. You shall make each payment hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when due in U.S. dollars to us in same day funds in care of Morgan Guaranty Trust Company, ABA 021000238, For the Account of Prudential Securities Group Inc., Account Number: 003-88-392, or such other address as we may from time to time designate in writing to you. You hereby authorize us, if and to the extent payment is not made when due hereunder or under the Notes, to charge from time to time against any or all of your accounts with us any amount so due. All computations of interest shall be made by us on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

         7. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment hereunder or under any Note shall be stated to be due on a day of the year on which banks are required or authorized to close in New York City (any such other day being a "BUSINESS DAY"), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

         8. CONDITIONS PRECEDENT TO INITIAL PURCHASE. Our obligation to purchase any Note and the Warrant is subject to the conditions precedent that
(a) we shall have received on or before


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                                                                               3

the date of the initial purchase the following, each dated such date (the "CLOSING DATE"), which must occur no later than July 4, 1997, in form and substance satisfactory to us:

                  (i) A Note, duly executed by you, in the aggregate principal amount of the "Notes" outstanding under (and as defined in) the Original Purchase Agreement immediately prior to the Closing Date;

                  (ii)     The Warrant, duly executed by you;

                  (iii) Separate security agreements, substantially in the form of Exhibit C hereto (the "SECURITY AGREEMENTS", and together with this letter, the Notes and the Warrant, the "LOAN DOCUMENTS"), duly executed by each of the Company, Vision 21 of Southern Arizona, Inc. ("VISION 21 OF SOUTHERN ARIZONA") and Vision 21 of Sierra Vista, Inc. ("VISION 21 OF SIERRA VISTA", and together with Vision 21 of Southern Arizona and the Company, the "LOAN PARTIES");

                  (iv) Evidence, satisfactory to us, that all indebtedness under the Loan Agreement, dated February 7, 1997 (the "BARNETT LOAN"), between Barnett Bank, N.A. and the Company shall be paid in full on the Closing Date;

                  (v) Appropriately completed and duly executed termination statements (Form UCC-3) for filing under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Purchaser, desirable, to release the security interests and liens securing the obligations of the Company under the Barnett Loan;

                  (vi) Appropriately completed and duly executed financing statements (Form UCC-1) for filing under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Purchaser, desirable, to perfect the security interests and liens created by the Security Agreements;

                  (vii) Certified copies of the resolutions of the Board of Directors of each Loan Party approving each Loan Document to which it is, or is to become, a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each Loan Document to which it is, or is to become, a party;

                  (viii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers authorized to sign each Loan Document to which it is, or is to become, a party and the other documents to be delivered hereunder and thereunder;

                  (ix) True and complete copies, certified by the Secretary or Assistant Secretary of each Loan Party, of the articles of incorporation and by-laws of such Loan Party, as in effect on the Closing Date;


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                                                                               4

                  (x) A favorable opinion or opinions of counsel to the Loan Parties as to such matters as we may reasonably request;

                  (xi) Copies of the balance sheet of the Company and its consolidated subsidiaries as at December 31, 1996, and the related statement of income and retained earnings for the fiscal year then ended, certified in a manner acceptable to us by independent public accountants acceptable to us;

                  (xii) A schedule of potential acquisitions of ophthalmological and optometric practices to be made by you during fiscal year 1997; and

                  (xiii) Copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance in full force and effect, in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice and naming us as named insured and loss payee thereon.

In connection with the transactions to occur on the Closing Date, we hereby agree to return to you for cancellation the "Notes" and the "Warrant" (each, as defined in the Original Purchase Agreement) simultaneously with your satisfaction of the conditions set forth in this paragraph 8.

         9. CONDITIONS PRECEDENT TO ALL PURCHASES. Our obligation to make each purchase (including the initial purchase) hereunder shall be subject to the further conditions precedent that on the date of such purchase (a) the following statements shall be true and we shall have received a certificate signed by your duly authorized officer, dated the date of such purchase, stating that:

                  (i) The representations and warranties contained in paragraph 11 hereof and Section 4 of each Security Agreement are correct on and as of the date of such purchase, before and after giving effect to such purchase and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (ii) No event has occurred and is continuing, or would result from such purchase or from the application of the proceeds therefrom, that constitutes an Event of Default (as defined in paragraph 14) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

and (b) we shall have received such other approvals, opinions or documents as we may reasonably request.

         10. CONDITION PRECEDENT TO ALL NOTE PURCHASES. Our obligation to purchase each Note shall be subject to the further condition precedent that on the date of such purchase, we shall have received a Note in the principal amount to be purchased, duly completed (in accordance with the


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notice delivered by you under paragraph 2 above) and executed by you, and in form and substance satisfactory to us.

         11. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. You represent and warrant to us as follows:

                  (a) The Company is the 100% owner of the subsidiaries listed on Schedule 11(a) hereto, and each of the Company and each of its subsidiaries is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each has the requisite corporate power and authority to own and operate its properties and carry on its business as now conducted.

                  (b) The execution, delivery and performance by the Company of each Loan Document to which the Company is, or is to become, a party are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the articles of incorporation or by-laws of the Company or (ii) law or any contractual restriction binding on or affecting the Company.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of any Loan Document to which the Company is, or is to become, a party.

                  (d) This letter is, and each other Loan Document to which the Company is to become a party, when delivered hereunder will be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (e) The balance sheet of the Company and its consolidated subsidiaries as at December 31, 1996, and the related statement of income and retained earnings for the fiscal year then ended, fairly present the financial condition of the Company and its consolidated subsidiaries as at such date and the results of operations of the Company and its consolidated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1996, there has been no material adverse change in such condition or operations or on the ability of the Company to perform its obligations under any Loan Document to which the Company is, or is to become, a party.

                  (f) There is no pending or threatened action or proceeding affecting the Company before any court, governmental agency or arbitrator that may materially adversely affect the financial condition or operations of the Company or which could


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         reasonably be expected to affect the legality, validity or enforceability of any Loan Document to which the Company is, or is to become, a party.

                  (g) No part of the proceeds of the sale of the Notes and the Warrant hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the assets of the Company and its consolidated subsidiaries.

                  (h) The authorized capital stock of the Company consists of 50,000,000 shares of common stock (the "COMMON STOCK") and 10,000,000 shares of preferred stock. On the Closing Date, upon the issuance of the Warrant pursuant to this letter, there will be (i) in the aggregate 5,595,929 shares of Common Stock outstanding and owned of record by the stockholders identified on Schedule 11(h) hereto and no shares of preferred stock outstanding, and (ii) 1,822,625 shares of Common Stock issuable upon the exercise of options or warrants, including the Warrant, by the parties identified in Schedule 11(h) hereto (assuming the maximum number of shares are issuable under all such warrants). The 633,333 shares of Common Stock issuable upon the exercise of the Warrant have been duly reserved. All outstanding Common Stock is, and the Common Stock that may be issued upon exercise of the Warrant will be, when so issued, duly authorized and legally and validly issued, fully-paid and non-assessable and free and clear of all pledges, liens, encumbrances, security interests, equities, options, claims, charges and restrictions, except as provided in the Warrant, the articles of incorporation and the by-laws of the Company and except for restrictions imposed by laws relating to the sale of securities.

                  (i) Except as provided in the Note Purchase Agreement, dated December 20, 1996, relating to the Company's 10% Senior Subordinated Notes due December 19,1999 (and the related detachable warrants), the Note Purchase Agreement, dated February 27, 1997, relating to the Company's 10% Senior Subordinated Series 1997 Notes due December 19, 1999 (and the related detachable warrants), the Warrant, the Articles of Incorporation and the By-Laws, or otherwise set forth in Schedule 11(h), there are no outstanding rights, registration rights, subscriptions, convertible securities, warrants, calls, puts, unsatisfied preemptive rights, options, or other agreements of any kind to purchase or otherwise receive from the Company any securities of the Company.

                  (j) All sales of securities by the Company have been made in compliance with all applicable laws relating to the sale of securities, and the Company is in compliance with all such laws except to the extent that any noncompliance could not reasonably be expected to have a material adverse effect on the financial condition or operations of the Company or on its ability to perform its obligations under this letter, the Notes or the Warrant.


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                  (k) Neither the Company nor anyone acting on its behalf has offered the Notes or the Warrant for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than us. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Warrant to the registration requirements of Section 5 of the Securities Act of 1933, as amended from time to time (the "SECURITIES ACT"), other than pursuant to the terms of the Warrant.

                  (l) The offer and sale of the Notes and Warrant is, and the issuance of the Common Stock upon the exercise of the Warrant will be, exempt from the registration requirements of the Securities Act, and in compliance with all applicable state securities laws.

                  (m) Neither any certificate nor any other statement furnished to us in writing by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact known to the Company that materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially and adversely affect the business, prospects, condition, affairs or operations of the Company and its subsidiaries, considered as a whole.

         12. AFFIRMATIVE COVENANTS. So long as any Note shall remain unpaid or we shall have any Note Commitment hereunder, you will, unless we shall otherwise consent in writing:

                  (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of your subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon you or any such subsidiary or upon your or its property except to the extent contested in good faith and except to the extent that any noncompliance could not reasonably be expected to have a material adverse effect on the financial condition or operations of the Company or on its ability to perform its obligations under any Loan Document to which it is, or is to become, a party.

                  (b) GOVERNMENTAL APPROVALS. Obtain and maintain, and cause each of your subsidiaries to obtain and maintain, in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary for the ownership of your and their respective properties and for the conduct of your and their respective businesses, in each case to the extent necessary to ensure that any noncompliance could not reasonably be expected to have a material adverse effect on the financial condition or operations of the Company or on its ability to perform its obligations under any Loan Document to which it is, or is to become, a party.



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                  (c) INSURANCE. Maintain, and cause each of your subsidiaries to maintain, with financially sound and reputable insurers, insurance, naming us as named insured and loss payee, with respect to your and their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

                  (d) USE OF PROCEEDS. Use the proceeds of each Note and the Warrant solely for (i) the refinancing of all amounts payable under the Original Purchase Agreement as of the Closing Date, (ii) the payment of professional fees (including legal, accounting and appraisal fees) relating to acquisition by the Company of assets relating to ophthalmological and optometric practices and (iii) general corporate purposes (including the acquisition of various assets but excluding the payment or prepayment of any indebtedness, other than as specified in clause (i) above).

                  (e) SENIOR DEBT TO CAPITAL FUNDS RATIO. Maintain as at the end of each calendar month a ratio of Senior Debt to Capital Funds not greater than 3.00 to 1.00. As used herein, the term "SENIOR DEBT" shall mean Debt of the Company and its subsidiaries less Subordinated Debt. "DEBT" shall be determined in accordance with generally accepted accounting principles, consistent with those applied in the preparation of the financial statements described in paragraph 11(e) hereof ("GAAP"). The term "SUBORDINATED DEBT" shall mean all indebtedness and liabilities of the Company and its subsidiaries that have been subordinated by written agreement to indebtedness owed by the Company to the Purchaser in form and substance acceptable to the Purchaser. The term "CAPITAL FUNDS" shall mean Net Worth plus Subordinated Debt. The term "NET WORTH" shall mean the Company's consolidated assets, excluding receivables from and loans to employees of the Company, less total Debt of the Company.

                  (f) EBITDA TO INTEREST CHARGES RATIO. Maintain as at the end of each fiscal quarter a ratio of EBITDA to Interest Charges greater than the number set forth below next to the applicable fiscal quarter ending date:

                           March 31, 1997                     0.00 to 1.00
                           June 30, 1997                      0.00 to 1.00
                           September 30, 1997                 1.00 to 1.00
                           December 31, 1997                  1.00 to 1.00

         As used herein, the term "EBITDA" shall mean, for any period, net income of the Company and its subsidiaries (determined in accordance with GAAP) for such period plus all amounts deducted in the computation thereof on account of Interest Charges, taxes, depreciation and amortization allowances and other non-cash expenses for such period. The term "INTEREST CHARGES" shall mean, for any period, the sum (without duplication)


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         of the following (in each case, eliminating all offsetting debits and credit between the Company and its subsidiaries and all other items required to be eliminated in the course of the preparation of the consolidated financial statements of the Company and its subsidiaries in accordance with GAAP): (i) all interest in respect of Debt of the Company and its subsidiaries deducted in determining net income of the Company for such period and (ii) all debt discount and expense amortized or required to be amortized in the determination of net income of the Company and its subsidiaries for such period.

                  (g) REPORTING REQUIREMENTS. Furnish to us: (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each of your fiscal years, your balance sheet as of the end of such quarter and a statement of your income and retained earnings for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by your chief financial officer; (ii) as soon as available and in any event within 90 days after the end of each of your fiscal years, a copy of your annual report for such year, containing financial statements for such year certified in a manner reasonably acceptable to us by independent public accountants reasonably acceptable to us; (iii) as soon as available and in any event within 30 days after the end of each calendar month, a certificate of your chief financial officer as to (A) your compliance with the covenant set forth in paragraph 12(e) hereof, including a reasonably detailed calculation of such compliance and (B) a reasonably detailed calculation of EBITDA for the month most recently ended; (iv) as soon as available and in any event within 45 days after the end of each fiscal quarter of each of your fiscal years, a certificate of your chief financial officer as to your compliance with the covenant set forth in paragraph 12(f) hereof, including a reasonably detailed calculation of such compliance; and (v) such other information respecting your condition or operations, financial or otherwise, as we may from time to time reasonably request.

                  (h) PRUDENTIAL ACCOUNTS. Within 30 days of the Closing Date, furnish to us evidence, satisfactory to us, that Theodore N. Gillette and Raena B. Gillette have opened personal investment accounts with Prudential Securities, Inc.

         13. NEGATIVE COVENANTS. So long as we shall hold any Note or the Warrant or we shall have any Note Commitment hereunder, you will not, without our written consent:

                  (a) LIENS, ETC. Create or suffer to exist, or cause or permit any of your subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of your or such subsidiary's properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any Debt of any person or entity, other than (i) purchase money liens or purchase money security interests upon or in any property acquired or held by you or such subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property,
         (ii) liens or security

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         interests existing on such property at the time of its acquisition
         (other than any such lien or security interest created in contemplation of such acquisition), or (iii) liens securing the indebtedness hereunder.

                  (b) SENIOR DEBT. Create or suffer to exist (i) any Debt that ranks senior to the Debt evidenced by the Notes, (ii) any Debt that ranks pari passu (on a secured or unsecured basis) with the Debt evidenced by the Notes, other than unsecured Debt not exceeding $3,000,000 in aggregate principal amount payable to one or more sellers of assets acquired by the Company as part of the purchase price of such assets, or (iii) any Subordinated Debt, other than unsecured Subordinated Debt not exceeding $7,000,000 in aggregate principal amount payable to one or more sellers of assets acquired by the Company as part of the purchase price of such assets.

                  (c) MERGERS, ETC. Merge or consolidate, or cause or permit any of your subsidiaries to merge or consolidate, with or into, or convey, transfer, lease or otherwise dispose of, or cause or permit any of your subsidiaries to convey, transfer, lease or otherwise dispose of, (whether in one transaction or in a series of transactions) all or substantially all of your or such subsidiary's assets (whether now owned or hereafter acquired) to any person or entity, except that the Company may merge with any other person or entity and any subsidiary of the Company may merge with or into any other such subsidiary or the Company, provided that, immediately after giving effect to such proposed transaction, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist and, in the case of any merger involving the Company, the Company is the surviving corporation.

                  (d) CERTAIN AMENDMENTS. Amend or modify the articles of incorporation or the by-laws of the Company so as to materially impair any of your rights under any Loan Document.

         14. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) You shall fail to pay any principal of any Note when due, or you shall fail to pay any interest on any Note or any other amount payable hereunder within three days of the date when the same becomes due and payable; or

                  (b) Any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) Any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in paragraph 12(e) or (f) or paragraph 13 or (ii) any other term, covenant or agreement contained in any Loan Document, in each case, on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to you by us; or

                  (d) Any Loan Party shall fail to pay any principal of or premium or interest on any Debt that is outstanding in an aggregate principal amount of at least $250,000 (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (e) Any Loan Party or any Affiliate (As used herein, "AFFILIATE" shall mean any individual, corporation, partnership, association, trust, limited liability company, joint venture or other entity, or government or any political subdivision or agency or instrumentality thereof (each, a "PERSON") that directly or indirectly controls, is controlled by or is under common control with such Person or is an officer or director of such Person.) of any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any Affiliate of any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or shall take any corporate action to authorize any of the actions set forth above in this subparagraph (e); or

                  (f) Any judgment or order for the payment of money in excess of $250,000 shall be rendered against any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) In any month, Adjusted EBITDA shall fail to equal or exceed 85% of Projected EBITDA for such month (as used herein, "ADJUSTED EBITDA" means EBITDA for any month following March 1997, plus the amount by which the previous month's Adjusted EBITDA exceeded 85% of such previous month's Projected EBITDA, where Adjusted EBITDA for March 1997 is deemed to be zero, and "PROJECTED EBITDA" means the monthly EBITDA projections as set forth on Schedule 14(g) hereto); or

                  (h) Any provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on any Loan Party that is a party thereto, or any Loan Party shall so state in writing; or

                  (i) Any material adverse change shall occur in the financial condition or operations of the Company and its consolidated subsidiaries or on the ability of the Company to perform its obligations under any Loan Document to which it is, or is to become, a party; or

                  (j) The Company shall fail to deliver within 30 days of the Closing Date copies of the balance sheet of the Company and its consolidated subsidiaries as at December 31, 1996 and the related statement of income and retained earnings for the fiscal year then ended prepared in accordance with GAAP for a company the common stock of which is publicly traded and certified in a manner acceptable to us by Ernst & Young; or

                  (k) Any Security Agreement shall for any reason, except to the extent permitted by the terms hereof and thereof, cease to create a valid and perfected first priority security interest (to the extent purported to be granted by such Security Agreement) in all or any portion of the Collateral (as defined in the Security Agreements);

then, and in any such event, we may, by notice to you, (i) declare our obligation to purchase the Warrant and the Notes to be terminated, whereupon the same shall forthwith terminate; (ii) declare the Notes, all interest thereon and all other amounts payable under this letter to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by you; and (iii) exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein and in the Security Agreements, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect from time to time in the State of New York and in effect in any other jurisdiction in which the Collateral is located at that time; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to you under the Federal Bankruptcy Code, (A) our obligation to purchase the Warrant and the Notes shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by you.

         15. REPRESENTATIONS AND WARRANTIES OF PRUDENTIAL SECURITIES GROUP INC. We represent and warrant that:

                  (a) We are acquiring the Notes, the Warrant and the shares of the Common Stock issuable upon exchange of the Warrant (collectively, the "SECURITIES") for the purpose of investment for our own account and not with a view to or for sale in connection with any distribution thereof, provided, that the disposition of our property shall at all times be and remain within our control. We understand that the Securities have not been registered under the Securities Act, and may be resold only if registered pursuant to the provisions of the Securities Act and any applicable state "blue sky" laws or if an exemption from such registration is available and we will not distribute any of the Securities in violation of the Securities Act and such state "blue sky laws."

                  (b) The address set forth in paragraph 17 hereof is our principal business address.

                  (c) We (i) acknowledge that the Securities to be issued to us at the Closing must be held indefinitely by us unless such Securities are subsequently registered under the Securities Act or an exemption from registration is available, and (ii) are aware that any routine sales of Securities made pursuant to Rule 144 under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration or exemption will be required.

                  (d) We have knowledge and experience in financial and business matters such that we are capable of evaluating the merits and risks of the Securities to be acquired by us upon consummation of the transactions described in this agreement and can afford a complete loss of our investment in the Securities.

                  (e) We have had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of our investment in the Securities, and we have received, to our satisfaction, information about the Company's operations and the terms and conditions of our investment in the Securities as we have requested.

                  (f) We acknowledge and agree that each of the Securities issued by the Company or issued as a result of any subsequent transfer thereof, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The securities represented hereby have not been registered under the Securities Act of 1933 or applicable state "blue sky" laws. Such securities may not be sold or transferred in the absence of such registration or an opinion of counsel that an exemption therefrom under said Act and applicable state "blue sky" laws is available. Any transfer of such securities in violation of the foregoing shall be invalid."

         We further acknowledge and agree that appropriate "stop-transfer" instructions will be given to the Company's transfer agent, if any, in the event of any attempted transfer in violation of such restriction.

                  (g) We understand that although the Company is contemplating the registration of shares of its Common Stock under the Securities Act pursuant to an underwritten public offering, there are no assurances that such offering will occur or if it does occur that it will be successful.

                  (h) We are an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

         16. AMENDMENTS, ETC. No amendment or waiver of any provision of this letter or the Notes, nor consent to any departure by you therefrom, shall in any event be effective unless the same shall be in writing and signed by us, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         17. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered, if to you, at your address at 7209 Bryan Dairy Road, Largo, Florida 33777, Attention: Richard T. Welch (fax 813-547-4371); and if to us, in care of Prudential Securities Incorporated, One Seaport Plaza, New York, New York 10292, Attention: George D. Morgan, III and Erika P. Walters-Engemann (fax 212-214-7678); or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively.

         18. NO WAIVER; REMEDIES; BENEFITS. No failure by either party to exercise, and no delay in exercising, any right hereunder or under any Note or the Warrant shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. All Notes at any time outstanding shall be equally and ratably entitled to the benefits of this letter, without priority, preference or distinction on account of the date or dates of issue thereof.

         19. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in clause
(xii) of paragraph 8(a).

         20. COSTS AND EXPENSES. You agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording, administration, modification and amendment of this letter, the other Loan Documents and the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of our counsel with respect thereto and with respect to advising us as to our rights and responsibilities under this letter. You further agree to pay on demand all costs and expenses, if any (including counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this letter, the other Loan Documents and the other documents to be delivered hereunder and thereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this paragraph 20. In addition, you shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this letter, the other Loan Documents and the other documents to be delivered hereunder and thereunder, and agree to save us harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         21. BINDING EFFECT; GOVERNING LAW; ENTIRE AGREEMENT; ETC. This letter shall be binding upon and inure to the benefit of you and us and your and our respective successors and assigns, except that you shall not have the right to assign your rights hereunder or any interest herein without our prior written consent. This letter and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. This letter may be executed in separate counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This letter and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral (including, without limitation, the Original Purchase Agreement), with respect thereto.

         If the terms of this letter are satisfactory to you, please indicate your agreement and acceptance thereof by executing a counterpart of this letter and returning it to us.


                                        Very truly yours,

                                        PRUDENTIAL SECURITIES GROUP INC.



                                        By
                                           ------------------------------------
                                            Name:
                                            Title:



Agreed and Accepted:

VISION TWENTY-ONE, INC.


By
   ------------------------------------
    Name:
    Title:

                                   EXHIBIT C

                           FORM OF SECURITY AGREEMENT



       SECURITY AGREEMENT, dated June ___, 1997, made by ____________________, a _________________________________ corporation ("THE GRANTOR"), to PRUDENTIAL
SECURITIES GROUP INC. (the "PURCHASER").

                            PRELIMINARY STATEMENTS:

       (1) The Purchaser has entered into an Amended and Restated Note and Warrant Purchase Agreement, dated as of June 13, 1997 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "PURCHASE AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with [the Grantor] [Vision Twenty-One, Inc., a Florida corporation (the "COMPANY")]. [The Grantor may receive a portion of the proceeds of the Notes under the Purchase Agreement and will derive substantial direct and indirect benefit from the transactions contemplated by the Purchase Agreement.]

       (2) It is a condition precedent to the purchase of Notes by the Purchaser under the Purchase Agreement that the Grantor shall have granted the security interest contemplated by this Agreement.

       NOW, THEREFORE, in consideration of the premises and in order to induce the Purchaser to purchase Notes under the Purchase Agreement, the Grantor hereby agrees as follows:

       SECTION 1. GRANT OF SECURITY. The Grantor hereby assigns and pledges to the Purchaser, and hereby grants to the Purchaser a security interest in, all of the Grantor's right, title and interest in and to the following, whether now owned or hereafter acquired (the "COLLATERAL"):

              (a) all equipment in all of its forms, wherever located, now or hereafter existing, all fixtures and all parts thereof and all accessions thereto (any and all such equipment, fixtures, parts and accessions being the "EQUIPMENT");

              (b) all inventory in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (i) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Grantor has an interest or right as consignee), and (iii) goods which are returned to or repossessed by the Grantor), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "INVENTORY");

              (c) all accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and obligations being the "Receivables", and any and all such leases, security agreements and other contracts being the "Related Contracts"); and

              (d) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (a) - (c) of this Section 1) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Purchaser is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

       SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all obligations of the Grantor [Company] now or hereafter existing under the Purchase Agreement and the Notes, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Grantor now or hereafter existing under this Agreement (all such obligations of the [Company and] the Grantor being the "OBLIGATIONS"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Grantor [Company] to the Purchaser under the Purchase Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Grantor [Company].

       SECTION 3. GRANTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Purchaser of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) the Purchaser shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Purchaser be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

       SECTION 4. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants as follows:

       [Where Grantor is not the Company, include additional representations and warranties as to authorization, validity, noncontravention of law or contracts, etc.]

       (a) All of the Equipment and Inventory are located at the places specified in the Schedule hereto. The chief place of business and chief executive office of the Grantor and the office where the Grantor keeps its records concerning the Receivables, and the originals of all chattel paper that evidence Receivables, are located at its address specified in Section __. None of the Receivables is evidenced by a promissory note or other instrument.

       (b) The Grantor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Purchaser relating to this Agreement. The Grantor has the trade names listed on the Schedule hereto.

       (c) The Grantor has exclusive possession and control of the Equipment and Inventory.

       (d) This Agreement creates a valid and enforceable security interest in the Collateral, and upon proper filings of appropriately completed financing statements, duly executed by the Grantor, will create a perfected first priority security interest in the Collateral, securing the payment of the Obligations.

       (e) No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the grant by the Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Purchaser of its rights and remedies hereunder.

       (f) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

       (g) The Grantor has, independently and without reliance upon the Purchaser and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

       SECTION 5. FURTHER ASSURANCES. (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Purchaser may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Purchaser to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will:
(i) mark conspicuously each document included in the Inventory and each chattel paper included in the Receivables and each Related Contract and, at the request of the Purchaser, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Purchaser, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Purchaser such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Purchaser; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Purchaser may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

         (b) The Grantor hereby authorizes the Purchaser to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statements covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         (c) The Grantor will furnish to the Purchaser from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Purchaser may reasonably request, all in reasonable detail.

         SECTION 6. AS TO EQUIPMENT AND INVENTORY. (a) The Grantor shall keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 4(a) or, upon 30 days' prior written notice to the Purchaser, at such other places in jurisdictions where all action required by Section 5 shall have been taken with respect to the Equipment and Inventory.

         (b) The Grantor shall cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end. The Grantor shall promptly furnish to the Purchaser a statement respecting any loss or damage to any of the Equipment.

         (c) The Grantor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory (except to the extent contested in good faith).

         SECTION 7. INSURANCE. (a) The Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Purchaser from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Purchaser and the Grantor as their respective interests may appear and each policy for property damage insurance shall provide for all losses (except for losses of less than $150,000 per occurrence) to be paid directly to the Purchaser. Each such policy shall in addition (i) name the Grantor and the Purchaser as insured parties thereunder (without any representation or warranty by or obligation upon the Purchaser) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Purchaser notwithstanding any action, inaction or breach of representation or warranty by the Grantor, (iii) provide that there shall be no recourse against the Purchaser for payment of premiums or other amounts with respect thereto and
(iv) provide that at least ten days' prior written notice of cancellation or of lapse shall be given to the Purchaser by the insurer. The Grantor shall, if so requested by the Purchaser, deliver to the Purchaser original or duplicate policies of such insurance and, as often as the Purchaser may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Grantor shall, at the request of the Purchaser, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5 and cause the insurers to acknowledge notice of such assignment.

         (b) Reimbursement under any liability insurance maintained by the Grantor pursuant to this Section 7 may be paid directly to the person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 7 is not applicable, the Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by the Grantor pursuant to this Section 7 shall be paid to the Grantor by the Purchaser (after payment to the Purchaser as provided in Section 7(a)(ii) above) reimbursement for the costs of such repairs or replacements.

         (c) Upon (i) the occurrence and during the continuance of any Event of Default, or (ii) the actual or constructive total loss (in excess of $150,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Purchaser as specified in Section 13(b).

         SECTION 8. AS TO RECEIVABLES. (a) The Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and the originals of all chattel paper that evidence Receivables, at the location therefor specified in Section 4(a) or, upon 30 days' prior written notice to the Purchaser, at any other locations in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Receivables. The Grantor will hold and preserve such records and chattel paper and will permit representatives of the Purchaser at any time during normal business hours upon at least one day's prior notice to inspect and make abstracts from such records and chattel paper.

         (b) Except as otherwise provided in this subsection (b), the Grantor shall continue to collect, at its own expense, all amounts due or to become due the Grantor under the Receivables. In connection with such collections, the Grantor may take (and, at the Purchaser's direction, shall take) such action as the Grantor or the Purchaser may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Purchaser shall have the right at any time, in the event that the Purchaser in good faith believes that the prospect of payment of the Obligations in the normal course, or the performance of collection of the Receivables, is impaired and upon written notice to the Grantor of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Purchaser and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Purchaser and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Purchaser referred to in the proviso to the preceding sentence,
(i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables shall be received in trust for the benefit of the Purchaser hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Purchaser in the same form as so received (with any necessary indorsement) to be held as cash collateral and either (A) released to the Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 13(b), and (ii) the Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

         SECTION 9. TRANSFERS AND OTHER LIENS. The Grantor shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except Inventory in the ordinary course of business, or (ii) create to permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

         SECTION 10. PURCHASER APPOINTED ATTORNEY-IN-FACT. The Grantor hereby irrevocably appoints the Purchaser the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor, the Purchaser or otherwise, from time to time in the Purchaser's discretion, to take any action and to execute any instrument which the Purchaser may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Grantor under Section 8), including, without limitation:

                  (a) to obtain and adjust insurance required to be paid to the Purchaser pursuant to Section 7,

                (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

                (c) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith, and

                (d) to file any claims or take any action or institute any proceedings which the Purchaser may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Purchaser with respect to any of the Collateral.

        SECTION 11. PURCHASER MAY PERFORM. If the Grantor fails to perform any agreement contained herein, the Purchaser may itself perform, or cause performance of, such agreement, and the expenses of the Purchaser incurred in connection therewith shall be payable by the Grantor under Section 14(b).

        SECTION 12. THE PURCHASER'S DUTIES. The powers conferred on the Purchaser hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Purchaser shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Purchaser shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Purchaser accords its own property.

        SECTION 13. REMEDIES. If any Event of Default shall have occurred and be continuing:

                (a) The Purchaser may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected Collateral), and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Purchaser forthwith, assemble all or part of the Collateral as directed by the Purchaser and make it available to the Purchaser at a place to be designated by the Purchaser which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Purchaser's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Purchaser may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Purchaser shall not be obligated to make any sale of

        Collateral regardless of notice of sale having been given. The Purchaser may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

              (b) Any cash held by the Purchaser as Collateral and all cash proceeds received by the Purchaser in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Purchaser, be held by the Purchaser as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Purchaser pursuant to Section 14) in whole or in part by the Purchaser against, all or any part of the Obligations in such order as the Purchaser shall elect.
        Any surplus of such cash or cash proceeds held by the Purchaser and remaining after payment in full of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

        SECTION 14. INDEMNITY AND EXPENSES. (a) The Grantor agrees to indemnify the Purchaser from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Purchaser's gross negligence or willful misconduct.

        (b) The Grantor will upon demand pay to the Purchaser the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Purchaser may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Purchaser hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

        (1)[SECTION __. SECURITY INTEREST ABSOLUTE. [The obligations of the Grantor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Grantor to enforce this Agreement, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.] All rights of the Purchaser and security interests hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of:

                (i) any lack of validity or enforceability of the Purchase Agreement, the Notes or any other agreement or instrument relating thereto;


---------------
  (1)  If the Grantor is the Company, this Section may be omitted.

           (ii) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Purchase Agreement or the Notes, including, without limitation, any increase in the Obligations resulting form the extension of additional credit to the Company or any of its subsidiaries or otherwise;

           (iii) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

           (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Company or any of its subsidiaries;

           (v) any change, restructuring or termination of the corporate structure or existence of the Company or any of its subsidiaries; or

           (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or a third party grantor of a security interest.]

        SECTION __. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION __. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Grantor, at its address at ____________________, Attention: ____________, and if to the
Purchaser, at its address specified in the Purchase Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

        SECTION __. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER PURCHASE AGREEMENT. This Agreement shall create a continuing assignment of and security interest in the Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations and all other amounts payable under this Agreement and (y) the expiration or termination of the Commitment, (ii) be binding upon the Grantor, its successors and assigns and
(iii) inure to the benefit of, and be enforceable by, the Purchaser and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Purchaser may assign or otherwise transfer all or any portion of its rights and obligations under the Purchaser Agreement (including, without limitation, all or any portion of the Note Commitment and the Notes to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Purchaser herein or otherwise. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement and the expiration of termination of the Note Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Purchaser will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

        SECTION __. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Unless otherwise defined herein or in the Purchase Agreement, terms used in Article 9 of the Code are used herein as therein defined.

        IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                                [NAME OF GRANTOR]



                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                   SCHEDULE

                                      to

                              Security Agreement





Locations of Equipment:














Locations of Inventory:







Trade Name:

                               FIRST AMENDMENT TO
                          AMENDED AND RESTATED NOTE AND
                           WARRANT PURCHASE AGREEMENT

         FIRST AMENDMENT, dated as of August 15, 1997 (this "AMENDMENT") is made between VISION TWENTY-ONE, INC. (the "COMPANY") and PRUDENTIAL SECURITIES GROUP INC. ("PRUDENTIAL").

                               W I T N E S S E T H

         WHEREAS, the Company and Prudential have entered into that certain Amended and Restated Note and Warrant Purchase Agreement, dated as of June 13, 1997 (the "PURCHASE AGREEMENT"), pursuant to which Prudential purchased a certain Note and certain Warrants (as such terms are defined in the Purchase Agreement); and

         WHEREAS, in accordance with Section 16 of the Purchase Agreement, the Company and Prudential wish to amend the Purchase Agreement as herein provided.

         NOW THEREFORE, the Company and Prudential agree as follows:

                               A G R E E M E N T

         SECTION 1. CERTAIN DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement.

         SECTION 2. AMENDMENT TO PURCHASE AGREEMENT. The Purchase Agreement is hereby amended by adding a new Section 22 at the end thereof to read as follows:

                  "SECTION 22. USURY SAVINGS CLAUSE. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that no provisions in this letter or any Loan Document shall require the payment or permit the collection of interest in excess of the maximum interest rate per annum permitted by applicable law (the "MAXIMUM RATE"). If any interest in excess of the Maximum Rate is provided for, or shall be adjudicated to be so provided for, then in such event (i) the provisions of this Section 22 shall govern, (ii) the Company shall not be obligated to pay interest to the extent that it is in excess of the Maximum Rate, (iii) any excess interest which may have been collected shall, at our option, be either applied as a credit against the then unpaid principal indebtedness or refunded to the Company and (iv) the effective rate of interest automatically shall be reduced to the Maximum Rate; provided, however, if from time to time thereafter the interest rate otherwise then in effect shall be less than the Maximum Rate then in force, the interest rate then in effect shall be automatically increased to the Maximum Rate and remain at the Maximum Rate until the total amount of (i) any excess interest theretofore credited or repaid to the Company (pursuant to the foregoing provisions of this Section 22) and (ii) any interest which would have been earned if the interest rate had not been reduced to the Maximum Rate (as provided in this Section
         22) has been fully repaid or paid to us."

         SECTION 3. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective on the date (the "EFFECTIVE DATE") if and when, and only if and when,
(i) the representations and warranties contained herein shall be true on and as of such date, (ii) no Event of Default shall have occurred and be continuing as of such date, (iii) no material adverse change in the financial condition, business, operation or prospects of the Company shall have occurred since December 31, 1996 and (iv) the following documents have been delivered, each (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to Prudential:

                  (a) Cancelled Note issued under the Purchase Agreement;

                  (b) Cancelled Warrant Certificate issued under the Purchase Agreement;

                  (c) Duly executed Note in the form attached hereto as Exhibit
         A;

                  (d) Duly executed Warrant Certificate in the form attached hereto as Exhibit B; and

                  (e) Such other documents, instruments, approvals or opinions as Prudential may reasonably request;

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. (a) The Company hereby repeats and confirms each of the representations and warranties made by it in the Purchase Agreement as though made on and as of the date hereof, with each reference therein to "this Agreement", "hereof", "hereunder", "thereof", "thereunder" and words of like import being deemed to be a reference to the Purchase Agreement as amended hereby.

                  (b) The Company further represents and warrants as follows:

                           (i) The execution, delivery and performance by the Company of this Amendment and the Note and Warrant Certificate executed in connection herewith are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (A) the Company's charter or by-laws, (B) any law or (C) any legal or contractual restriction binding on or affecting the Company; and such execution, delivery and performance do not or will not result in or require the creation of any lien upon or with respect to any of its properties (other than liens contemplated by the Purchase Agreement, as amended hereby).

                           (ii) No governmental approval is required for the due execution, delivery and performance by the Company of this Amendment.

                           (iii) Each of this Amendment and the Note and Warrant Certificate to be executed in connection herewith constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         SECTION 5. CONFIRMATION OF SECURITY AGREEMENTS. Each Loan Party as a Grantor under its Security Agreement, hereby consents and agrees to this Amendment. Each Loan Party hereby confirms and agrees that its Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except each reference in each Loan Party's Security Agreement to "the Purchase Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Purchase Agreement, as amended by this Amendment. Each Loan Party agrees that no consent or acknowledgment by such Loan Party is or shall be required with respect to any other amendment or modification of the Purchase Agreement or any other Loan Document in order to ensure the continued effectiveness and enforceability of its Security Agreement.

         SECTION 6. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Purchase Agreement and each reference in the other Loan Documents to "the Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Purchase Agreement, shall mean and be a reference to the Purchase Agreement, as amended hereby.

                  (b) Except as specifically amended above, the Purchase Agreement, the Note, the Warrant Certificate and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, each Security Agreement and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Company under the Purchase Agreement, the Note and the other Loan Documents, in each case as amended hereby.

                  (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Prudential under any Loan Document, nor constitute a waiver of any provision of any Loan Document.

         SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         SECTION 8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the governing law provisions set forth in Section 21 of the Purchase Agreement.


                         [Signatures on following page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date hereof.

                                             VISION TWENTY-ONE, INC.



                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:

                                             PRUDENTIAL SECURITIES GROUP INC.



                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:


ACKNOWLEDGED AND AGREED:

VISION 21 OF SOUTHERN ARIZONA, INC.



By:
   --------------------------------
   Name:
   Title:

VISION 21 OF SIERRA VISTA, INC.



By:
   --------------------------------
   Name:
   Title:

                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE


         The securities represented hereby have not been registered under the Securities Act of 1933 or applicable state "blue sky" laws. Such securities may not be sold or transferred in the absence of such registration or an opinion of counsel that an exemption therefrom under said Act and applicable state "blue sky" laws is available. Any transfer of such securities in violation of the foregoing shall be invalid.



$_______________                                          Dated: _________, 19__



         FOR VALUE RECEIVED, the undersigned, VISION TWENTY-ONE, INC., a Florida corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of PRUDENTIAL SECURITIES GROUP INC. (the "LENDER") the principal sum of $[amount in figures] or, if less, the aggregate principal amount of this Note outstanding on the Note Termination Date (as defined in the Letter Agreement (as hereinafter defined)), together with interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, payable monthly in arrears with respect to each calendar month, no later than the third Business Day (as defined in the Letter Agreement) of the calendar month next succeeding the month in respect of which such interest is then due and payable, and on the Note Termination Date at a rate equal at all times to 10% per annum (but on any overdue amount hereon, 14% per annum, payable on demand), provided, that, in the event that the first date on which the capital stock of the Borrower is offered to the public pursuant to a registration statement filed with the Securities and Exchange Commission is later than October 10, 1997, interest on the unpaid principal amount hereof from such date until such principal amount is paid in full, payable as provided above, shall be at a rate equal at all times to 18% per annum (but on any overdue amount hereon, 22% per annum).

         Both principal and interest are payable in lawful money of the United States of America to the Lender in care of Morgan Guaranty Trust Company, ABA 021000238, For the Account of Prudential Securities Group Inc., Account Number:
003-88-392 (or such other address as the Lender may from time to time designate to the Borrower in writing), in same day funds. All payments made on account of the principal amount hereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Note and Warrant Purchase Agreement, dated as of June 13, 1997, as amended as of August 15, 1997 (as amended or otherwise modified from time to time, the "PURCHASE AGREEMENT"), between the Borrower and the Lender. The Purchase Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


                                             VISION TWENTY-ONE, INC.



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

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             Amount of Principal          Unpaid Principal             Notation
Date           Paid or Prepaid                 Balance                  Made By

--------------------------------------------------------------------------------

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

                                    EXHIBIT B

                                     FORM OF

                               WARRANT CERTIFICATE

         THIS WARRANT CERTIFICATE AND SHARES PURCHASABLE HEREUNDER (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE "BLUE SKY" LAWS. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND BLUE SKY LAWS. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN CERTAIN AGREEMENTS, DATED AS OF JUNE 13, 1997, AS AMENDED AS OF AUGUST 15, 1997, BETWEEN THE COMPANY AND CERTAIN PURCHASERS, COMPLETE AND CORRECT COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICE OF THE COMPANY AND A CONFORMED COPY OF WHICH WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE CONDITIONS SO SPECIFIED HAVE BEEN COMPLIED WITH.

No. of Shares: 210,000


                            WARRANTS EXCHANGEABLE TO
                                  COMMON STOCK

         THIS CERTIFIES THAT, for value received, PRUDENTIAL SECURITIES GROUP INC. ("PRUDENTIAL") or registered assigns, is the registered owner of 210,000 warrants (collectively, the "WARRANTS"), each of which will entitle the registered owner thereof to purchase one share of common stock, par value $.001 per share (the "COMMON STOCK"), of VISION TWENTY-ONE, INC., a Florida corporation (the "COMPANY"), at the Exercise Price (as defined in Section 2 below) in lawful money of the United States of America, all on the terms and conditions set forth herein. The number of shares of Common Stock to be received upon exercise of the Warrants and the Exercise Price are subject to adjustment as hereinafter set forth.

         This Warrant has been issued pursuant to the Amended and Restated Note and Warrant Purchase Agreement, dated as of June 13, 1997 and amended as of August 15, 1997 (as amended from time to time, the "PURCHASE AGREEMENT"), between the Company and Prudential. The applicable provisions of the Purchase Agreement are incorporated herein by reference, and the holder hereof is entitled to the benefit thereof. A conformed copy of the Purchase Agreement will be furnished to the holder hereof by the Company upon written request and without charge.

         SECTION 1. EXERCISE OF WARRANTS. (a) The Warrants shall be exchangeable by the holder hereof, in whole or in part and subject to the terms hereof at any time from the date hereof to and including the date (the "EXPIRATION DATE") five years following the IPO Effective Date (as defined in subsection (d) below). Each Warrant shall initially be exchangeable for one share of Common Stock at the Exercise Price (as defined below) or in a cashless exchange for a reduced number of shares (the "NET ISSUABLE EXCHANGE") as determined by the Exchange Formula (as defined in subsection (b) below). The exercise price for Common Stock issued upon exercise of the Warrants (the "EXERCISE PRICE") shall be equal to (i) the Market Price (as defined in subsection

(d) below) upon such exercise date if the IPO shall not have occurred prior to such exercise date or, (ii) the IPO Price (as defined in subsection (d) below) if the IPO shall have occurred on or prior to such exercise date. The Warrants will be exercisable upon surrender of this Warrant Certificate to the Company at its principal office in Florida identified in Section 16 at any time during usual business hours, accompanied by the Form of Election to Exercise attached hereto, duly executed by the holder of such Warrant.

         (b) In addition to and without limiting the rights of the holder of any Warrant under the terms of this Warrant Certificate the holder of any Warrant shall have the right (the "CONVERSION RIGHT") to convert the Warrants into shares of Common Stock as provided in subsections (b) through (d) of this
Section 1 at any time or from time to time prior to the Expiration Date of such Warrants. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant Certificate (the "CONVERTED WARRANT SHARES"), the Company shall deliver to the holder of Warrants, without payment by the holder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in section (d) below) of a single share of Common Stock, determined in each case as of the close of business on the Conversion Date (as defined in subsection (c) below). The "NET VALUE" of the Converted Warrant Shares shall be determined by subtracting the aggregate Exercise Price of the Converted Warrant Shares from the aggregate fair market value (as defined in subsection (d) below) of the Converted Warrant Shares. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of the relevant Warrants an amount in cash equal to the fair market value of the resulting fractional share.

         (c) The Conversion Right may be exercised by the holder of the Warrants by the surrender of this Warrant Certificate at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to the Warrants which are being surrendered (referred to in subsection
(b) above as the "CONVERTED WARRANT SHARES") in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant Certificate together with the aforesaid written statement or on such later date as is specified therein (the "CONVERSION DATE"), but not later than the Expiration Date of the Warrants. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right together with a check in payment of any fractional share and, in the case of a partial exercise, a new warrant certificate evidencing the shares remaining subject to this Warrant Certificate shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 15 days following the Conversion Date.

         (d) For purposes of this Warrant Certificate, the "FAIR MARKET VALUE" of a share of the Common Stock as of a particular date shall be its Market Price, and "MARKET PRICE" shall mean, if, as of such date, the Common Stock is not traded on an exchange or on the Nasdaq National Market or Nasdaq SmallCap Market or otherwise traded in the over-the-counter market, the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of a date that is within 15 days of the date as of which the determination is to be made, or (ii) the average of the fair values thereof determined in good faith by
(a) any firm of independent public accountants or an independent brokerage firm selected by the Board of Directors of the Company and (b) any firm of independent public accountants or an independent brokerage firm selected by Prudential, each as of a date that is within 15 days of the date as of which the determination is to be made (the fees and expenses of any such independent public accountants or independent brokerage firm engaged pursuant to this definition to be paid by the Company). If, as of any date of Market Price determination, the Common Stock is traded on a securities exchange or on the Nasdaq National Market or Nasdaq SmallCap Market, Market Price shall mean the average of the closing prices of the Common Stock on such exchange or on the Nasdaq National Market or Nasdaq SmallCap Market on the 10 trading days ending on the trading day prior to the date of determination, or, if the Common Stock is otherwise traded in the over-the-counter market, the average of the closing bid prices on the 10 trading days ending on the trading day prior to the date of determination. If such determination is made on the date of the first offering of the Common Stock to the public (the "IPO") pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC"), or within 10 trading days following the effective date of the registration statement relating to the IPO (the "IPO EFFECTIVE DATE"), then the Market Price shall be deemed to be the price per share at which the Common Stock is offered to the public in connection with the IPO (the "IPO PRICE").

         SECTION 2. ISSUANCE OF COMMON STOCK UPON EXERCISE. As promptly as practicable after the exercise, as herein provided, of any Warrant, the Company shall deliver or cause to be delivered to or upon the written order of the holder of the Warrant certificates representing the numbers of fully paid and nonassessable shares of Common Stock into which such Warrant is exchangeable in accordance with the provisions of this Section 2. Subject to the following provisions of this Section, such exchange shall be deemed to have been made at the close of business on the date that such Warrant has been exercised, so that the rights of the holder of such Warrant exercised shall cease with respect to such Warrant at such time and the person or persons entitled to receive the shares of Common Stock upon exchange of such Warrant shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such exercise shall be at the Exercise Price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company are closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such exercise as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open, and such exercise shall be at the Exercise Price in effect on the date that such Warrant has been surrendered for exchange.

         SECTION 3. REGISTERED HOLDER AS OWNER; REPLACEMENT. (a) The Company shall register each Warrant, upon records to be maintained by the Company for that purpose, in the name of the record holder of such Warrant from time to time. The Company may treat the registered holder of each Warrant as the owner thereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

         (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu of this Warrant Certificate, provided, that, if an original holder of Warrants or its nominee or nominees is such holder, an agreement of indemnity shall be sufficient for all purposes of this Section 3.

         (c) The Company shall register the transfer of any Warrants upon records to be maintained by the Company for that purpose, upon surrender of this Warrant Certificate, with the Form of Assignment attached hereto duly filled in and signed, to the Company at the office specified in or pursuant to Section 16. Upon any such registration of transfer, a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the Warrants so transferred shall be issued to the transferee and a new Warrant Certificate, in similar form, evidencing the remaining Warrants not so transferred, if any, shall be issued to the then registered holder thereof.

         (d) This Warrant Certificate is exchangeable, upon the surrender hereof by the holder hereof at the office of the Company specified in or pursuant to
Section 16, for new Warrant Certificates, in substantially the form of this Warrant Certificate, evidencing in the aggregate the right to purchase the number of shares of Common Stock which may then be purchased hereunder, each of such new Warrant Certificates to be dated the date of such exchange.

         (e) This Warrant Certificate shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer, or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution, and delivery of Warrant Certificates pursuant to this Section 3.

         SECTION 4. ADJUSTMENT TO EXERCISE PRICE. The Exercise Price shall be subject to adjustment as follows:

         (a) For the purposes of this Section 4, the term "CURRENT EXERCISE PRICE", when used with respect to the Warrants, means at any given time the Exercise Price for such Warrants then in effect; and the term "CURRENT QUOTIENT" with respect to the Warrants means on any given date the amount determined at the close of business on such day by dividing:

                  (i) An amount equal to (A) the total number of shares of Common Stock outstanding when the Current Exercise Price with respect to the Warrants became effective, exclusive of any such shares that may have been issued after the date hereof as provided in this Section 4(a), multiplied by such Current Exercise Price, plus (B) the aggregate of the amounts of all consideration, if any, received by the Company, (or, without duplication, deemed to be received as provided in paragraph (viii) below) upon all issuances of shares of Common Stock since such Current Exercise Price became effective and prior to the time of the determination of the Current Quotient with respect to such Warrants except shares of Common Stock issued as provided in subsection (c) hereof, minus (C) the aggregate amount of all dividends and other distributions which have been paid or made after June 13, 1997, on Common Stock, other than in cash out of Company's earned surplus or in Common Stock, by

                  (ii) The total number of shares of Common Stock outstanding immediately prior to the time of such determination, including any such shares deemed to have been issued as provided in paragraph (viii) below but excluding any such shares that may have been issued as provided in this Section 4(a). For the purposes of this paragraph, the initial Exercise Price shall be deemed to have become effective at the close of business on June 13, 1997. In determining the Current Quotient, the result shall be expressed to the nearest cent.

         If at the close of business on any date after June 13, 1997 on which any adjustment event hereunder takes place, the Current Exercise Price exceeds the Current Quotient by as much as one percent of such Current Exercise Price, the Exercise Price for the Warrants shall be reduced to the price equal to the Current Quotient for such Warrants, effective at the close of business on such date.

         For the purposes of this Section 4, the following provisions shall be applicable:

                  (i) If additional shares of Common Stock are issued for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such shares.

                  (ii) If additional shares of Common Stock are issued (otherwise than upon the exchange of the Company's obligations or shares of stock or upon the exchange of rights or options to subscribe for or to purchase shares of Common Stock) for a full or partial consideration other than cash, the amount of the non-cash consideration received by the Company for such shares shall be deemed to be the value of such consideration as determined in good faith by the Company's Board of Directors.

                  (iii) If additional shares of Common Stock are issued upon conversion or exchange of any obligations or of any shares of the Company's stock that are convertible into or exchangeable for shares of Common Stock or upon the exercise of rights or options to subscribe for or to purchase shares of Common Stock, the amount of the consideration received by the Company for such additional shares of Common Stock shall be deemed to be the total of: (A) the amount of consideration received by the Company upon the original issuance of each obligation, share, right, or option so converted, exercised, or exchanged shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of such obligations, shares, rights, or options, plus (B) any other consideration received by the Company upon conversion, exercise, or exchange except in adjustment of interest and dividends. If obligations, shares, rights, or options of the same class or series of a class as the obligations, shares, rights, or options so converted, exercised or exchanged have been originally issued for different amounts of consideration, the amount of consideration received by the Company upon the original issuance of each obligation, share, right, or option so converted, exercised, or exchanged shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations, shares, rights, or options. The amount of the consideration, obligations, shares, rights, or options so converted, exercised, or exchanged and the amount of any other consideration received by the Company upon the original issuance of the obligations, shares, rights, or options so converted, exercised, or exchanged and the amount of any other consideration, received by the Company upon such conversion, exercise, or exchange shall be determined in the same manner provided in paragraphs (i) and (ii) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock. If such obligations, shares, rights, or options have been issued as a dividend upon any stock of the Company, the amount of the consideration received by the Company upon the original issuance thereof shall be deemed to be zero.

                  (iv) If additional shares of Common Stock are issued as a dividend, the aggregate number of shares of Common Stock issuable in payment of such dividend shall be deemed to have been issued and to be outstanding at the close of business on the record date fixed for the determination of stockholders entitled to such dividend. Shares of Common Stock issued otherwise than as a dividend shall be deemed to have been issued and to be outstanding at the close of business on the date of issue.

                  (v) The term dividend shall mean a dividend or other distribution upon stock of the Company.

                  (vi) The number of shares of Common Stock at any time outstanding shall not include all shares of Common Stock then owned or held by or for the account of the Company.

                  (vii) If the Company declares a dividend without fixing a record date for determining the stockholders entitled thereto, the first business day during which the Company's stock transfer books are closed for the purpose of such determination shall be deemed to be the record date fixed for the determination of stockholders entitled to such dividend.

                  (viii) In case of (A) the issuance of shares of stock or obligations convertible into or exchangeable for shares of Common Stock at an exercise price per share less than the Current Exercise Price in effect immediately prior to the issuance of such convertible stock or obligations, or (B) the issuance of any rights to subscribe for or to purchase, or any options for the purchase of, additional shares of Common Stock, at a price per share for the additional shares of Common Stock issuable upon the exchange of such rights or options less than the Current Exercise Price in effect immediately prior to the issuance of such rights or the granting of such options, then the issuance of such stock, obligations, rights, or options shall be deemed to be an issuance (as of the date of issuance of such stock, obligations, rights, or options) of the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such convertible stock or obligations or upon the exchange of all such rights or options, as the case may be. In such case, the amount received or receivable by the Company in consideration of the issuance of such stock, obligations, rights, or options (plus the minimum aggregate amount of premium or additional consideration payable to the Company upon conversion or exchange of the stock or obligations or upon the exchange of such rights or options) before deducting therefrom any commissions or other expenses paid or incurred by the company for any underwriting of, or otherwise in connection with, the issuance of such stock, obligations, rights or options, shall be deemed to be the consideration actually received (as of the date of issuance of such rights or options) for the issuance of the additional shares of Common Stock. The consideration actually received by the Company for any shares of Common Stock issued upon the exchange of such stock or obligations or upon the exchange of such rights or options, which pursuant to this paragraph (viii) is deemed to have been received, shall not be included in the first paragraph of this Section 4 for the purpose of computing the Current Quotient and no further adjustment of the Exercise Price shall be made in respect thereof except that:

                           (1) On the expiration of such rights or options or
                  the termination of the right to convert or exchange such stock or obligations, such Current Quotient and such Current Exercise Price shall forthwith be readjusted to the Current Quotient and Current Price which would have been obtained had the adjustments made on account of the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exchange of such rights or options or upon conversion or exchange of such securities for the consideration actually received by the Company for such options, rights or securities and upon the exchange, exchange or conversion thereof; and

                           (2) If the purchase or exchange price or exchange
                  rate provided for in any such options, rights, stock, or obligations changes or a different purchase or exchange price or exchange rate becomes effective at any time or from time to time (other than under or by reason of provisions designated to protect against dilution) then, upon such change becoming effective, the Current Quotient and Current Exercise Price then in effect hereunder shall forthwith be increased or decreased to such Current Quotient and Current Exercise Price as would have been obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of (x) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exchange, conversion or exchange thereof, (y) the issuance of all Common Stock and all other options, rights or convertible or exchangeable securities issued after the issuance of such options, rights or convertible or exchangeable securities, and
                  (z) the original issuance at the time of such exchange of any such options, rights or convertible or exchangeable securities then still outstanding.

                           (3) In case, however, such stock or obligations are
                  convertible or exchangeable at an exchange price or exchange rate or such rights or options are exercisable at a purchase price per share equal to or in excess of the Current Exercise Price immediately prior to the issuance or sale of such convertible stock or obligations or of such rights or options, then no adjustment of the Exercise Price shall be made except in respect of additional shares of Common Stock actually issued upon the conversion or exchange of any such convertible stock or obligations or upon the exchange of any such rights or options.

                  (ix) No adjustment in the Exercise Price shall be made in respect of the issuance or sales of Common Stock held in the Company's treasury to the extent it acquired such Common Stock after June 13, 1997, except that if any such treasury shares are issued or sold for a consideration per share that is less than the Exercise Price in effect immediately prior to such issue or sale and that is less than the average cost per share of such treasury shares, the Company shall be deemed, for purposes of this Section 4, to have issued or sold shares of Common Stock equal in number to such treasury shares for a consideration per share equal to the Exercise Price in effect immediately prior to such issue or sale reduced by the amount by which such average cost of such treasury shares exceeds such consideration per share.

         (b) If the Company at any time subdivides or issues a stock dividend upon the outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or stock dividend shall be proportionately decreased, and if the Company at any time combines the outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. In such case of a subdivision or combination of the outstanding shares of Common Stock issuable upon exchange of the Warrants, the Exercise Price shall be first reduced, effective immediately prior to an adjustment of the Exercise Price pursuant to this Section 4, by the amount, if any, by which such Exercise Price exceeds the Current Quotient. Any such adjustment shall become effective at the close of business on the date that such subdivision, stock dividend or combination becomes effective.

         (c) No adjustment of the Exercise Price shall be made as a result of or in connection with any Approved Transfer (as defined in Section 6(a) below).

         (d) Whenever any Exercise Price is adjusted, as herein provided, the Company shall promptly deliver to each holder of Warrants a computation setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such computation shall be made by certified public accountants (who may be the Company's regular auditors or certified public accountants) and shall be conclusive evidence of the correctness of such adjustment.

         SECTION 5. AGREEMENT TO REGISTER. The Company agrees that:

         (a) Subject to Section 13 hereof, if at any time prior to the date seven years after the IPO Effective Date, the Company determines to take action to register any of its securities under the Securities Act of 1933, as then in effect, or any similar federal statute (collectively the "ACT"), otherwise than pursuant to Form S-8, or any other form not applicable to an offering of Common Stock issued or issuable upon the exercise of the Warrants, it will notify in writing each registered holder of any Warrants or any shares of Common Stock issued upon exchange thereof of such determination and, upon written request received within 15 days of the mailing of such notice will use its best efforts to effect the registration under the Act of any shares of Common Stock issued or issuable upon such conversion or exchange to which such request relates.

         (b) Subject to Section 13 hereof, the Company agrees at any time following the date one year after the IPO Effective Date and prior to the date five years after the IPO Effective Date, upon receipt from the registered holders of at least 50 percent in principal amount of the then outstanding Warrants or shares of Common Stock issued in respect thereto of a request to register under the Act any shares of Common Stock issued or issuable upon the exercise of any such Warrants, it will notify all other registered holders thereof of such request and will use its best efforts to effect the registration under the Act of the shares of Common Stock to which such request relates. Such holders shall be entitled to make one request for registration pursuant to this paragraph (b).

         (c) If at any time holders of shares of Common Stock request that the Company file a registration statement of Form S-3 for a public offering of all or any portion of the shares held by such requesting holders, the reasonably anticipated aggregate price to the public of which would exceed $500,000, and the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of stock specified in such notice. Whenever the Company is required by this Section 5(c) to use its best efforts to effect the registration of stock, each of the procedures and requirements of this Section 5(c) (including but not limited to the requirement that the Company notify all holders of Common Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that there shall be only one registration on Form S-3 that may be requested and obtained under this Section.

         (d) If the Company is required to use its best efforts to effect the registration of any Common Stock under the Act, it will use its best efforts to:

                  (i) Prepare and file with the SEC, within 90 days after the receipt of the written request for registration a registration statement with respect to such shares of Common Stock and cause such registration statement to become and remain effective for at least a period of 45 days.

                  (ii) Prepare and file with the SEC all amendments and supplements to such registration statement and the prospectus used in connection therewith necessary to keep such registration statement effective for said 45 day period (if any stand-off period is imposed pursuant to this Section, such 45 day period shall commence at the termination thereof) and to comply with the provisions of the Act with respect to the disposition of all such shares of Common Stock covered by such registration statement whenever the holders thereof desire to dispose of the same;

                  (iii) Furnish to the holders of such shares of Common Stock whatever numbers of copies of prospectuses, including one or more preliminary prospectuses, they need to comply with the Act, and all other documents they reasonably request in order to facilitate the disposition of such shares; and

                  (iv) Register or qualify the shares of Common Stock covered by such registration statement under the other securities or blue sky laws of any jurisdictions the holders thereof reasonably request, and do all other necessary or advisable acts and things to enable such holders to consummate the disposition of such shares in the applicable jurisdictions, except that the Company shall not be required to file a general consent to service in any such jurisdiction.

         (e) The Company shall pay all expenses incurred by it in complying with subsection (d) of this Section 5 and all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of one attorney or law firm representing all the holders of Common Stock pursuant to exercise of the Warrants and covered by any such registration statement) incurred by such holders in connection therewith (including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of the Company's counsel, and expenses of any special audits incident to or required by any such registration, but not including, however, any underwriting discounts, fees or commissions which are to be paid by such holders).

         (f) Notices and requests delivered to the Company pursuant to this
Section 5 shall contain all information regarding the shares of Common Stock to be registered and the intended method of disposition thereof that is reasonably required in connection with the action to be taken.

         (g) In the event of any registration under the Act of any shares of Common Stock pursuant to this Section 5, the Company hereby agrees to indemnify and hold harmless each shareholder disposing of such shares, each other person, if any, who controls such shares within the meaning of the Act, and each other person, who participates in the offering of such shares, against all losses, claims, damages or liabilities; joint or several, to which such shareholder, controlling person, or participating person may become subject under the Act or otherwise, in so far as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such shares of Common stock were registered under the Act, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will reimburse such shareholder and each such controlling person or participating person for all legal or any other expenses reasonably incurred by such shareholders, controlling person, or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or said amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such shareholder specifically for use in the preparation thereof. Each such shareholder will agree to indemnify the Company, each person who signed any such registration statement, and each person, if any, who controls the Company within the meaning of the Act, in the same manner and to the same extent that Company has agreed to indemnify in this paragraph. Such indemnification, however, shall only relate to untrue statements or alleged untrue statements or omissions or alleged omissions contained in any such registration statement, or amendment or supplement thereto, based upon and in conformity with written information furnished to the Company by such shareholder specifically for use in the preparation thereof.

         (h) As a condition of the registration of any shares of Common Stock, the holders thereof shall agree:

                  (i) Not to sell any such shares of Common Stock pursuant to the registration statement of an IPO until one year after completion of the offering;

                  (ii) To comply with all requirements of the Act and of the SEC in connection with the offering and sale of such shares of Common Stock;

                  (iii) To effect sales of all such shares of Common Stock, if so required by the Company, in an organized manner through a single broker or dealer, or a single syndicate or selling group of brokers and/or dealers, provided that any such required arrangement shall not prejudice any plan of distribution proposed by any of such holders;

                  (iv) To cooperate with the Company in its compliance with all federal and state securities laws, including without limitation providing such information and signing such documents as are necessary to effect registration or reasonably requested by underwriters pursuant to this Warrant Certificate;

                  (v) To pay such holder's pro rata portion (calculated on the basis of the ratio of the aggregate offering price attributable to the shares of such holder being registered and sold in relation to the aggregate offering price attributable to the total number of securities being registered and sold, including securities being registered and sold by other selling stockholders) of the underwriting discounts and selling commissions and to pay all the fees and disbursements of such holder's counsel;

                  (vi) To cooperate with the Company in all respects in connection with registration of the Common Stock, including timely supplying all information and executing and returning all documents requested by the Company and its managing underwriter;

                  (vii) That the Company shall not be required to include any of such holder's shares of Common Stock in any registration statement unless holder accepts the terms of the underwriting as agreed upon by the Company and underwriters selected by the Company; and

                  (viii) That the Company shall have the right to defer or suspend the filing of any registration statement if the Board of Directors of the Company determines in good faith that it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed.

         (i)      Notwithstanding the above:

                  (i) The Company shall have the sole and exclusive right to select the underwriters of any public offering of the Common Stock, including any public offering conducted pursuant to the demand registration right set forth above. The use of underwriters in any demand registration right set forth above is subject to the Company's ability to engage underwriters under terms and conditions deemed reasonable by the Company. Notwithstanding anything contained herein, the demand registration right set forth above shall be permitted to be exercised only on one occasion, and the Company may elect, upon receiving such demand to combine such registration with any other registration of securities it may seek to file.

                  (ii) If the managing underwriter of any public offering advises the Company that the total number of shares of Common Stock that the Company, the holder of the Warrants and any other person intend to include in such public offering would adversely affect the success of such public offering, then the amount of shares of Common Stock to be offered for the account of such holder of Warrants will be reduced to the extent necessary to reduce the total number of shares of Common Stock to be included in such public offering to the amount recommended by such managing underwriter. Such reduction will be on a pro rata basis with all other shareholders holding registration rights for the sale of shares in the offering. However, this cut back shall not be applicable to the demand registrations.

                  (iii) The Company shall not be required (i) to reduce the amount of shares of Common Stock to be offered by the Company in any public offering for any reason or (ii) to include any shares of Common Stock in any public offering for which a registration statement is or is proposed to be filed if such shares of Common Stock are, at the time of effectiveness of such registration statement, eligible to be sold under Rule 144 under the Act or otherwise eligible for sale to the public without registration.

                  (iv) The Company shall have the right to extend, suspend or delay the effectiveness of any registration statement for a period of up to ninety (90) days if, upon the advice of counsel, such delay is advisable and in the best interests of the Company because of the existence of non-public material information, or to allow the Company to complete any pending audit of its financial statements, any public financing plan, any pending material acquisition or to release audited financial statements of an acquiree in a pending acquisition.

         SECTION 6. PURCHASE RIGHT OF FIRST REFUSAL. (a) Except for shares issued in connection with acquisitions made by the Company, shares issued in establishing a strategic alliance and option shares issued to employees, contractors, consultants or affiliated physicians approved by the Board of Directors of the Company and pursuant to options, grants or warrants disclosed on Schedule 11(h) to the Purchase Agreement, no shares of the Company and no interest therein shall be sold or transferred by the Company after the date hereof, in any manner whatsoever without the prior written consent of the registered holders of a majority of the Warrants or without following the terms of this Section 6. All of the above described sales or transfers of Company shares that may be made by the Company without prior approval and without complying with the provisions below shall be deemed "APPROVED TRANSFERS".

         (b) Prior to making or upon receiving any bona fide offer, or counteroffer that the Company intends to assert, with respect to any disposition of any shares of Common Stock other than pursuant to an Approved Transfer, the Company shall convey the terms with respect to such proposed disposition (the "OFFER TERMS") to the registered holders of the Warrants, which shall have the right to purchase all, and only all, of the shares that are the subject of such offer or counteroffer on the Offer Terms. Any holder of Warrants may exercise its right to acquire such shares by written notice to the Company (x) with respect to an offer, within the 25 day period following receipt by such holder of the initial Offer Terms or
(xi) with respect to a counteroffer, within 10 business days after receipt by such holder of the Offer Terms with respect thereto, provided that such holder shall have previously received written notice of the initial Offer Terms as hereinabove provided. The closing of such purchase shall occur at the Company's offices or such other location as may be agreed upon on the date indicated in the written notice delivered to such holder within the time specified by the most recently delivered Offer Terms. If one or more registered holders of Warrants do not purchase all such shares during such period, the Company shall be free within the time period specified by the most recently delivered Offer Terms, or, if no such time period is specified, within 90 days, to sell or transfer such shares to the third party making or receiving such offer or counteroffer on Offer Terms no more favorable to such third party than those contained in the last offer or counteroffer delivered to the holders. In the event more than one holder wishes to acquire Common Stock pursuant to this Section, they shall be entitled to acquire their pro rata share of the shares to be sold. The rights under this Section 6 shall expire upon an IPO.

         SECTION 7. CO-SALE RIGHTS. (a) Prior to any IPO and except in connection with Approved Transfers, neither the Company, Theodore N. Gillette, Richard L. Sanchez or their respective affiliates (each, a "SELLER") shall transfer, sell, or otherwise dispose of (collectively, a "TRANSFER") shares of Common Stock (either directly or indirectly), which transfer together with all previous transfers from and after the date hereof (other than Approved Transfers) would be in excess of an aggregate of 15% (on a fully diluted basis) of the outstanding shares of Common Stock, to any person (such person being hereinafter referred to individually as a "THIRD PARTY" and collectively as "THIRD PARTIES"), unless the terms and conditions of such transfer shall include an offer at the most favorable price, and on the most favorable terms and conditions, at which the Company is then intending to transfer Common Stock (except that the only representation and warranty that any registered holder of Warrants and any transferee thereof that acquired Common Stock pursuant to this Warrant Certificate ("TRANSFEREES") shall be required to make in connection with any transfer is a warranty with respect to its own ownership of the Common Stock to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims) to the registered holder of Warrants and any Transferee to include, at their option, in the transfer to the Third Party, an amount of Common Stock determined in accordance with this Section.

         (b) The Third Party shall purchase from holders of Warrants and any Transferee the number of shares of Common Stock owned by such holder or such Transferee, as the case may be, equaling the number derived by multiplying the total number of shares to be purchased by the Third Party by a fraction, the numerator of which is the total number of shares of Common Stock owned by such holder or such Transferee, as the case may be, that such holder or such Transferee, as the case may be, desires to require the Third Party to purchase and the denominator of which is the sum of (i) the total number of shares of Common Stock owned by all holders and all Transferees desiring to require the Third Party to purchase their shares and (ii) the total number of shares of Common Stock owned by Sellers and their affiliates. Each holder of Warrants shall be entitled to sell its pro rata share of the right to sell to all holders of Warrants.

         (c) Unless the same is an Approved Transfer or in connection with an IPO, before the Company proposes to transfer any Common Stock, it shall notify, or cause to be notified, all holders of Warrants and any Transferee in writing of each such proposed transfer. Such notice shall set forth: (i) the name of the Third Party and the number of shares of Common Stock proposed to be transferred,
(ii) the address of the Third Party, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party (the "THIRD PARTY TERMS") and (iv) whether the Third Party has been informed of the "Co-Sale Right" provided for in this Section and has agreed to purchase shares of Common Stock in accordance with the terms hereof. The Co-Sale right may be exercised by delivery of a written notice to the Company (the "CO-SALE NOTICE") within 15 days following receipt of the notice specified in the preceding sentence. The Co-Sale Notice shall state the number of shares of Common Stock that holder of Warrants and Transferees would be entitled to include in such transfer to the Third Party.

         (d) Upon the giving of a Co-Sale Notice, holders of Warrants and Transferees, as the case may be, shall be entitled and obligated to sell the number of shares of Common Stock set forth in the Co-Sale Notice to the Third Party on the Third Party Terms; provided, however, that the Company and its affiliates shall not consummate the sale of any shares offered by them if the Third Party does not purchase all shares that holders of Warrants and Transferees are entitled to and desire to sell pursuant hereto. After expiration of the 15 day period referred to in subsection (c) above, if the provisions of this Section have been complied with in all respects, the Company shall have the right for a 90 day period to transfer the shares of Common Stock to the Third Party on the Third Party Terms without further notice to holders of Warrants or any Transferee that have not given a Co-Sale Notice, but after such 90 day period, no such transfer may be made without again giving notice to holders of Warrants and all Transferees of the proposed transfer and complying with the requirements of this Section 7.

         (e) Notwithstanding anything to the contrary, any Approved Transfer may be made without compliance with this Section 7. The Co-Sale Rights contained herein shall terminate upon an IPO.

         SECTION 8. FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of any Warrants. If the exercise of any Warrants results in a fraction, an amount of money equal to such fraction multiplied by the fair market value of one share of Common Stock of the Company on the date on which such exercise is deemed made shall be paid to the person otherwise entitled to such fraction.

         SECTION 9. EFFECT OF RECLASSIFICATIONS, ETC. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of any Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall execute with each holder of Warrants a supplemental agreement providing that the holder of each Warrant then outstanding shall have the right thereafter to exchange such Warrant to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, sale or conveyance. Such supplemental agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The above provisions of this Section 9 shall similarly apply to successive reclassifications and changes of shares of Common stock and to successive sales or conveyances.

         SECTION 10. TAXES ON EXCHANGE. The issuance of certificates for shares of Common Stock upon the exercise of Warrants shall be made without charge to the Warrant holders for any tax (other than federal or state income taxes) in respect to the issuance of such certificates. Such certificates shall be issued in the respective names of, or in the names directed by, the holder of the Warrant exchanged. The Company, however, shall not be required to pay any tax which may be payable in respect to any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Warrants exchanged, or to issue or deliver such certificates until the person or persons requesting the issuance thereof have paid the Company the amount of such tax or have established to the satisfaction of the Company that such tax has been paid.

         SECTION 11. NOTICES OF RECORD DATE, ETC. If any of the following events occur, the Company will mail or cause to be mailed a notice, as specified below, to every holder of a Warrant:

         (a) Any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right;

         (b) Any capital reorganization of the Company, any reclassification or recapitalization of the Company's capital stock, or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other Person;

         (c) Any voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (d) Any proposed issue or grant by the Company of any shares of stock of any class or any other securities (other than notes or other obligations issued or incurred by Company in connection with the purchase of real or personal property or the borrowing of money privately), or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any securities (other than the IPO or any issue or grant referred to herein).

The above notice to the Warrant holder shall specify:

                  (i) The date or expected date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right;

                  (ii) The date or expected date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up; and

                  (iii) The amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date or expected date of such proposed issue or grant, and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date therein specified.

         SECTION 12. RESTRICTIVE LEGENDS. Each Warrant Certificate and certificate for Common Stock issued upon the exchange of any Warrant, and each Warrant Certificate and stock certificate issued upon the transfer of any Warrant Certificate or Common Stock (except as otherwise permitted by this Section 12), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The securities represented hereby (the "SECURITIES") have not been registered under the Securities Act of 1933, as amended, or applicable state "blue sky" laws. The Securities may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act and blue sky laws. The Securities may not be transferred except upon the conditions specified in certain agreements, dated as of June 13, 1997 and amended as of August 15, 1997, between the Company and certain purchasers, complete and correct copies of which are available for inspection at the office of the Company and a conformed copy of which will be furnished to the holder of the Securities upon written request and without charge. No transfer of the Securities shall be valid or effective unless and until the conditions so specified have been complied with."

         SECTION 13. RESTRICTION ON TRANSFER OF SECURITIES. Notwithstanding anything herein to the contrary, neither the Warrants nor the Common Stock issued upon exercise of the Warrants may be transferred, assigned, pledged or hypothecated for a period of one year following the IPO Effective Date, provided, however, that during such period, the Warrants or the Common Stock issued upon exercise of the Warrants may be transferred, in accordance with the provisions of Conduct Rule 2710(c)(7) of the National Association of Securities Dealers, Inc. (the "NASD"), to any member of the NASD participating in the IPO or to any corporate officer of Prudential or its affiliates

         SECTION 14. NOTICE OF PROPOSED TRANSFER, OPINIONS OF COUNSEL. Except as provided in the last paragraph of this Section 14, prior to any transfer of any such Warrant or Common Stock, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 14. Each such notice shall (i) describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (ii) designate counsel for the holder giving such notice (who may be in-house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice, and the Company will promptly submit a copy thereof to its counsel, and the following provisions shall apply:

                  (A) If in the opinion of each such counsel, the proposed transfer may be effected without registration under the Act of such Warrants or Common Stock, the Company will promptly notify the holder thereof, and such holder will thereupon be entitled to transfer such Warrants or Common Stock (as the case may be) in accordance with the terms of the notice delivered by such holder to the Company. Each Warrant Certificate or stock certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in Section 12, unless in the opinion of each such counsel such legend is not longer required to insure compliance with the Act. If for any reason counsel for the Company (after having been furnished with the required information under this Section 14) fails to deliver an opinion to the Company, or the Company fails to notify such holder thereof as aforesaid, within 20 days after counsel for such holder has delivered its opinion to such holder (with a copy to the Company), then for all purposes of this Warrant Certificate, the opinion of the Company's counsel shall be deemed to be the same as the opinion of counsel for such holder.

                  (B) If in the opinion of either or both of such counsel, the proposed transfer may not be effected without registration under the Act of such Warrants or Common Stock (as the case may be), the Company will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such Warrants or Common Stock (as the case may be) until receipt of a further notice from Company under paragraph (A) above or, in the case of Common Stock, unless registration of such Common Stock under the Act has become effective.

         The Company will pay the reasonable fees and disbursements of counsel (other than in-house counsel) for any holder and of counsel for the Company in connection with all opinions rendered by them pursuant to this Section 14.

         SECTION 15. SPECIAL AGREEMENTS OF COMPANY. (a) The Company covenants and agrees that it will reserve and set apart and have at all times a number of shares of authorized but unissued Common Stock deliverable upon the exercise of the Warrants or any other rights or privileges provided for herein sufficient to enable it at any time to fulfill all its obligations hereunder. The Company covenants and agrees that it will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of its terms hereunder, but will at all times in good faith assist in carrying out all of the provisions of this Warrant Certificate and in taking all necessary or appropriate action in order to protect the rights of the holders of the Warrants against dilution or other impairment.

         (b) This Warrant Certificate shall be binding upon any corporation succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

         SECTION 16. NOTICES. All notices and documents to registered holders of Warrants under this Warrant Certificate shall be sent by registered or certified mail to the holder at the address shown on the holder's Warrant Certificate or any other address the holder has furnished the Company in writing. All notice and documents to the Company shall be sent by certified or registered mail to its principal office, at Vision Twenty-One, Inc., 7209 Bryan Dairy Road, Largo, Florida 34647, or any other address the Company has furnished the registered holders of Warrants in writing with a copy to Company counsel:

                  Darrell C. Smith, Esquire
                  Shumaker, Loop & Kendrick, LLP
                  Barnett Plaza, Suite 2800
                  101 E. Kennedy Boulevard
                  Tampa, Florida 33602

         SECTION 17. NO RIGHTS AS SHAREHOLDER; LIMITATION OF LIABILITY. This Warrant Certificate shall not entitle the holder hereof to any of the rights of a shareholder of the Company except as set forth in the Purchase Agreement. No provision hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

         SECTION 18. LAW GOVERNING. This Warrant shall be governed by, and construed and enforced in accordance with the laws of the State of Florida.

         SECTION 19. RIGHTS UNDER PURCHASE AGREEMENT. The holder hereof shall be entitled to all rights accorded to a holder, as well as all obligations as contained in the Purchase Agreement.

         SECTION 20. EXPIRATION. The Warrants represented hereby shall expire and become null and void if not exercised on or before 5:00 p.m. on the Expiration Date.

         IN WITNESS WHEREOF, Vision Twenty-One, Inc. has caused this Warrant Certificate to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer.

                                             VISION TWENTY-ONE, INC.



                                             By
                                               ---------------------------------
                                               Title:

                          FORM OF ELECTION TO PURCHASE


(To Be Executed by the Holder if the Holder Desires to Exercise Warrants Evidenced by the Foregoing Warrant Certificate)


To Vision Twenty-One, Inc.:


         The undersigned hereby irrevocably elects to exercise ________ Warrants evidenced by the foregoing Warrant Certificate for, and to purchase thereunder, ____________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $__________ (in cash as provided for in the foregoing Warrant Certificate) and any applicable taxes payable by the undersigned pursuant to such Warrant Certificate.

         The undersigned requests that certificates for such shares be issued in the name of

           PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER

                            ________________________


_____________________________________
(Please print name and address)

_____________________________________

_____________________________________


         If said number of Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to



_____________________________________
(Please print name and address)

_____________________________________

_____________________________________

                                        Name of Holder:_________________________
                                                       (Please print)



Dated:__________________, 19__               By_________________________________
                                               Name:
                                               Title:

                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned in and to the number of Warrants (as defined in and evidenced by the foregoing Warrant Certificate) set opposite the name of such assignee below and in and to the foregoing Warrant Certificate with respect to said Warrants and the shares of Common Stock issuable upon exercise of said Warrants:


Name of Assignee                   Address                    Number of Warrants
----------------                   -------                    ------------------





         If the total of said Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned.


                                        Name of Holder:_________________________
                                                       (Please print)



Dated:________________________, ____         By_________________________________
                                               Name:
                                               Title:

         The securities represented hereby have not been registered under the Securities Act of 1933 or applicable state "blue sky" laws. Such securities may not be sold or transferred in the absence of such registration or an opinion of counsel that an exemption therefrom under said Act and applicable state "blue sky" laws is available. Any transfer of such securities in violation of the foregoing shall be invalid.


$4,874,000.00                                                    August 15, 1997



         FOR VALUE RECEIVED, the undersigned, VISION TWENTY-ONE, INC., a Florida corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of PRUDENTIAL SECURITIES GROUP INC. (the "LENDER") the principal sum of $4,874,000.00 or, if less, the aggregate principal amount of this Note outstanding on the Note Termination Date (as defined in the Letter Agreement (as hereinafter defined)), together with interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, payable monthly in arrears with respect to each calendar month, no later than the third Business Day (as defined in the Letter Agreement) of the calendar month next succeeding the month in respect of which such interest is then due and payable, and on the Note Termination Date at a rate equal at all times to 10% per annum (but on any overdue amount hereon, 14% per annum, payable on demand), provided, that, in the event that the first date on which the capital stock of the Borrower is offered to the public pursuant to a registration statement filed with the Securities and Exchange Commission is later than October 10, 1997, interest on the unpaid principal amount hereof from such date until such principal amount is paid in full, payable as provided above, shall be at a rate equal at all times to 18% per annum (but on any overdue amount hereon, 22% per annum).

         Both principal and interest are payable in lawful money of the United States of America to the Lender in care of Morgan Guaranty Trust Company, ABA 021000238, For the Account of Prudential Securities Group Inc., Account Number:
003-88-392 (or such other address as the Lender may from time to time designate to the Borrower in writing), in same day funds. All payments made on account of the principal amount hereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Note and Warrant Purchase Agreement, dated as of June 13, 1997, as amended as of August 15, 1997 (as amended or otherwise modified from time to time, the "PURCHASE AGREEMENT"), between the Borrower and the Lender. The Purchase Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


                                             VISION TWENTY-ONE, INC.



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------

             Amount of Principal            Unpaid Principal           Notation
Date           Paid or Prepaid                   Balance                Made By

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                               WARRANT CERTIFICATE

         THIS WARRANT CERTIFICATE AND SHARES PURCHASABLE HEREUNDER (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE "BLUE SKY" LAWS. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND BLUE SKY LAWS. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN CERTAIN AGREEMENTS, DATED AS OF JUNE 13, 1997, AS AMENDED AS OF AUGUST 15, 1997, BETWEEN THE COMPANY AND CERTAIN PURCHASERS, COMPLETE AND CORRECT COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICE OF THE COMPANY AND A CONFORMED COPY OF WHICH WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE CONDITIONS SO SPECIFIED HAVE BEEN COMPLIED WITH.

No. of Shares: 210,000


                            WARRANTS EXCHANGEABLE TO
                                  COMMON STOCK

         THIS CERTIFIES THAT, for value received, PRUDENTIAL SECURITIES GROUP INC. ("PRUDENTIAL") or registered assigns, is the registered owner of 210,000 warrants (collectively, the "WARRANTS"), each of which will entitle the registered owner thereof to purchase one share of common stock, par value $.001 per share (the "COMMON STOCK"), of VISION TWENTY-ONE, INC., a Florida corporation (the "COMPANY"), at the Exercise Price (as defined in Section 2 below) in lawful money of the United States of America, all on the terms and conditions set forth herein. The number of shares of Common Stock to be received upon exercise of the Warrants and the Exercise Price are subject to adjustment as hereinafter set forth.

         This Warrant has been issued pursuant to the Amended and Restated Note and Warrant Purchase Agreement, dated as of June 13, 1997 and amended as of August 15, 1997 (as amended from time to time, the "PURCHASE AGREEMENT"), between the Company and Prudential. The applicable provisions of the Purchase Agreement are incorporated herein by reference, and the holder hereof is entitled to the benefit thereof. A conformed copy of the Purchase Agreement will be furnished to the holder hereof by the Company upon written request and without charge.

         SECTION 1. EXERCISE OF WARRANTS. (a) The Warrants shall be exchangeable by the holder hereof, in whole or in part and subject to the terms hereof at any time from the date hereof to and including the date (the "EXPIRATION DATE") five years following the IPO Effective Date (as defined in subsection (d) below). Each Warrant shall initially be exchangeable for one share of Common Stock at the Exercise Price (as defined below) or in a cashless exchange for a reduced number of shares (the "NET ISSUABLE EXCHANGE") as determined by the Exchange Formula (as defined in subsection (b) below). The exercise price for Common Stock issued upon exercise of the Warrants (the "EXERCISE PRICE") shall be equal to (i) the Market Price (as defined in subsection

(d) below) upon such exercise date if the IPO shall not have occurred prior to such exercise date or, (ii) the IPO Price (as defined in subsection (d) below) if the IPO shall have occurred on or prior to such exercise date. The Warrants will be exercisable upon surrender of this Warrant Certificate to the Company at its principal office in Florida identified in Section 16 at any time during usual business hours, accompanied by the Form of Election to Exercise attached hereto, duly executed by the holder of such Warrant.

         (b) In addition to and without limiting the rights of the holder of any Warrant under the terms of this Warrant Certificate the holder of any Warrant shall have the right (the "CONVERSION RIGHT") to convert the Warrants into shares of Common Stock as provided in subsections (b) through (d) of this
Section 1 at any time or from time to time prior to the Expiration Date of such Warrants. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant Certificate (the "CONVERTED WARRANT SHARES"), the Company shall deliver to the holder of Warrants, without payment by the holder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in section (d) below) of a single share of Common Stock, determined in each case as of the close of business on the Conversion Date (as defined in subsection (c) below). The "NET VALUE" of the Converted Warrant Shares shall be determined by subtracting the aggregate Exercise Price of the Converted Warrant Shares from the aggregate fair market value (as defined in subsection (d) below) of the Converted Warrant Shares. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of the relevant Warrants an amount in cash equal to the fair market value of the resulting fractional share.

         (c) The Conversion Right may be exercised by the holder of the Warrants by the surrender of this Warrant Certificate at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to the Warrants which are being surrendered (referred to in subsection
(b) above as the "CONVERTED WARRANT SHARES") in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant Certificate together with the aforesaid written statement or on such later date as is specified therein (the "CONVERSION DATE"), but not later than the Expiration Date of the Warrants. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right together with a check in payment of any fractional share and, in the case of a partial exercise, a new warrant certificate evidencing the shares remaining subject to this Warrant Certificate shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 15 days following the Conversion Date.

         (d) For purposes of this Warrant Certificate, the "FAIR MARKET VALUE" of a share of the Common Stock as of a particular date shall be its Market Price, and "MARKET PRICE" shall mean, if, as of such date, the Common Stock is not traded on an exchange or on the Nasdaq National

Market or Nasdaq SmallCap Market or otherwise traded in the over-the-counter market, the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of a date that is within 15 days of the date as of which the determination is to be made, or (ii) the average of the fair values thereof determined in good faith by (a) any firm of independent public accountants or an independent brokerage firm selected by the Board of Directors of the Company and (b) any firm of independent public accountants or an independent brokerage firm selected by Prudential, each as of a date that is within 15 days of the date as of which the determination is to be made (the fees and expenses of any such independent public accountants or independent brokerage firm engaged pursuant to this definition to be paid by the Company). If, as of any date of Market Price determination, the Common Stock is traded on a securities exchange or on the Nasdaq National Market or Nasdaq SmallCap Market, Market Price shall mean the average of the closing prices of the Common Stock on such exchange or on the Nasdaq National Market or Nasdaq SmallCap Market on the 10 trading days ending on the trading day prior to the date of determination, or, if the Common Stock is otherwise traded in the over-the-counter market, the average of the closing bid prices on the 10 trading days ending on the trading day prior to the date of determination. If such determination is made on the date of the first offering of the Common Stock to the public (the "IPO") pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC"), or within 10 trading days following the effective date of the registration statement relating to the IPO (the "IPO EFFECTIVE DATE"), then the Market Price shall be deemed to be the price per share at which the Common Stock is offered to the public in connection with the IPO (the "IPO PRICE").

         SECTION 2. ISSUANCE OF COMMON STOCK UPON EXERCISE. As promptly as practicable after the exercise, as herein provided, of any Warrant, the Company shall deliver or cause to be delivered to or upon the written order of the holder of the Warrant certificates representing the numbers of fully paid and nonassessable shares of Common Stock into which such Warrant is exchangeable in accordance with the provisions of this Section 2. Subject to the following provisions of this Section, such exchange shall be deemed to have been made at the close of business on the date that such Warrant has been exercised, so that the rights of the holder of such Warrant exercised shall cease with respect to such Warrant at such time and the person or persons entitled to receive the shares of Common Stock upon exchange of such Warrant shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such exercise shall be at the Exercise Price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company are closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such exercise as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open, and such exercise shall be at the Exercise Price in effect on the date that such Warrant has been surrendered for exchange.

         SECTION 3. REGISTERED HOLDER AS OWNER; REPLACEMENT. (a) The Company shall register each Warrant, upon records to be maintained by the Company for that purpose, in the name of the record holder of such Warrant from time to time. The Company may treat the registered holder of each Warrant as the owner thereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

         (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu of this Warrant Certificate, provided, that, if an original holder of Warrants or its nominee or nominees is such holder, an agreement of indemnity shall be sufficient for all purposes of this Section 3.

         (c) The Company shall register the transfer of any Warrants upon records to be maintained by the Company for that purpose, upon surrender of this Warrant Certificate, with the Form of Assignment attached hereto duly filled in and signed, to the Company at the office specified in or pursuant to Section 16. Upon any such registration of transfer, a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the Warrants so transferred shall be issued to the transferee and a new Warrant Certificate, in similar form, evidencing the remaining Warrants not so transferred, if any, shall be issued to the then registered holder thereof.

         (d) This Warrant Certificate is exchangeable, upon the surrender hereof by the holder hereof at the office of the Company specified in or pursuant to
Section 16, for new Warrant Certificates, in substantially the form of this Warrant Certificate, evidencing in the aggregate the right to purchase the number of shares of Common Stock which may then be purchased hereunder, each of such new Warrant Certificates to be dated the date of such exchange.

         (e) This Warrant Certificate shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer, or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution, and delivery of Warrant Certificates pursuant to this Section 3.

         SECTION 4. ADJUSTMENT TO EXERCISE PRICE. The Exercise Price shall be subject to adjustment as follows:

         (a) For the purposes of this Section 4, the term "CURRENT EXERCISE PRICE", when used with respect to the Warrants, means at any given time the Exercise Price for such Warrants then in effect; and the term "CURRENT QUOTIENT" with respect to the Warrants means on any given date the amount determined at the close of business on such day by dividing:

                  (i) An amount equal to (A) the total number of shares of Common Stock outstanding when the Current Exercise Price with respect to the Warrants became effective, exclusive of any such shares that may have been issued after the date hereof as provided in this Section 4(a), multiplied by such Current Exercise Price, plus (B) the aggregate of the amounts of all consideration, if any, received by the Company, (or, without duplication, deemed to be received as provided in paragraph (viii) below) upon all issuances of shares of Common Stock since such Current Exercise Price became effective and prior to the time of the determination of the Current Quotient with respect to such Warrants except shares of Common Stock issued as provided in subsection
         (c) hereof, minus (C) the aggregate amount of all dividends and other distributions which have been paid or made after June 13, 1997, on Common Stock, other than in cash out of Company's earned surplus or in Common Stock, by

                  (ii) The total number of shares of Common Stock outstanding immediately prior to the time of such determination, including any such shares deemed to have been issued as provided in paragraph (viii) below but excluding any such shares that may have been issued as provided in this Section 4(a). For the purposes of this paragraph, the initial Exercise Price shall be deemed to have become effective at the close of business on June 13, 1997. In determining the Current Quotient, the result shall be expressed to the nearest cent.

         If at the close of business on any date after June 13, 1997 on which any adjustment event hereunder takes place, the Current Exercise Price exceeds the Current Quotient by as much as one percent of such Current Exercise Price, the Exercise Price for the Warrants shall be reduced to the price equal to the Current Quotient for such Warrants, effective at the close of business on such date.

         For the purposes of this Section 4, the following provisions shall be applicable:

                  (i) If additional shares of Common Stock are issued for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such shares.

                  (ii) If additional shares of Common Stock are issued (otherwise than upon the exchange of the Company's obligations or shares of stock or upon the exchange of rights or options to subscribe for or to purchase shares of Common Stock) for a full or partial consideration other than cash, the amount of the non-cash consideration received by the Company for such shares shall be deemed to be the value of such consideration as determined in good faith by the Company's Board of Directors.

                  (iii) If additional shares of Common Stock are issued upon conversion or exchange of any obligations or of any shares of the Company's stock that are convertible into or exchangeable for shares of Common Stock or upon the exercise of rights or options to subscribe for or to purchase shares of Common Stock, the amount of the consideration received by the Company for such additional shares of Common Stock shall be deemed to be the total of: (A) the amount of consideration received by the Company upon the original issuance of each obligation, share, right, or option so converted, exercised, or exchanged shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of such obligations, shares, rights, or options, plus (B) any other consideration received by the Company upon conversion, exercise, or exchange except in adjustment of interest and dividends. If obligations, shares, rights, or options of the same class or series of a class as the obligations, shares, rights, or options so converted, exercised or exchanged have been originally issued for different amounts of consideration, the amount of consideration received by the Company upon the original issuance of each obligation, share, right, or option so converted, exercised, or exchanged shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations, shares, rights, or options. The amount of the consideration, obligations, shares, rights, or options so converted, exercised, or exchanged and the amount of any other consideration received by the Company upon the original issuance of the obligations, shares, rights, or options so converted, exercised, or exchanged and the amount of any other consideration, received by the Company upon such conversion, exercise, or exchange shall be determined in the same manner provided in paragraphs (i) and (ii) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock. If such obligations, shares, rights, or options have been issued as a dividend upon any stock of the Company, the amount of the consideration received by the Company upon the original issuance thereof shall be deemed to be zero.

                  (iv) If additional shares of Common Stock are issued as a dividend, the aggregate number of shares of Common Stock issuable in payment of such dividend shall be deemed to have been issued and to be outstanding at the close of business on the record date fixed for the determination of stockholders entitled to such dividend. Shares of Common Stock issued otherwise than as a dividend shall be deemed to have been issued and to be outstanding at the close of business on the date of issue.

                  (v) The term dividend shall mean a dividend or other distribution upon stock of the Company.

                  (vi) The number of shares of Common Stock at any time outstanding shall not include all shares of Common Stock then owned or held by or for the account of the Company.

                  (vii) If the Company declares a dividend without fixing a record date for determining the stockholders entitled thereto, the first business day during which the Company's stock transfer books are closed for the purpose of such determination shall be deemed to be the record date fixed for the determination of stockholders entitled to such dividend.

                  (viii) In case of (A) the issuance of shares of stock or obligations convertible into or exchangeable for shares of Common Stock at an exercise price per share less than the Current Exercise Price in effect immediately prior to the issuance of such convertible stock or obligations, or (B) the issuance of any rights to subscribe for or to purchase, or any options for the purchase of, additional shares of Common Stock, at a price per share for the additional shares of Common Stock issuable upon the exchange of such rights or options less than the Current Exercise Price in effect immediately prior to the issuance of such rights or the granting of such options, then the issuance of such stock, obligations, rights, or options shall be deemed to be an issuance (as of the date of issuance of such stock, obligations, rights, or options) of the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such convertible stock or obligations or upon the exchange of all such rights or options, as the case may be. In such case, the amount received or receivable by the Company in consideration of the issuance of such stock, obligations, rights, or options (plus the minimum aggregate amount of premium or additional consideration payable to the Company upon conversion or exchange of the stock or obligations or upon the exchange of such rights or options) before deducting therefrom any commissions or other expenses paid or incurred by the company for any underwriting of, or otherwise in connection with, the issuance of such stock, obligations, rights or options, shall be deemed to be the consideration actually received (as of the date of issuance of such rights or options) for the issuance of the additional shares of Common Stock. The consideration actually received by the Company for any shares of Common Stock issued upon the exchange of such stock or obligations or upon the exchange of such rights or options, which pursuant to this paragraph (viii) is deemed to have been received, shall not be included in the first paragraph of this Section 4 for the purpose of computing the Current Quotient and no further adjustment of the Exercise Price shall be made in respect thereof except that:

                           (1) On the expiration of such rights or options or
                  the termination of the right to convert or exchange such stock or obligations, such Current Quotient and such Current Exercise Price shall forthwith be readjusted to the Current Quotient and Current Price which would have been obtained had the adjustments made on account of the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exchange of such rights or options or upon conversion or exchange of such securities for the consideration actually received by the Company for such options, rights or securities and upon the exchange, exchange or conversion thereof; and

                           (2) If the purchase or exchange price or exchange
                  rate provided for in any such options, rights, stock, or obligations changes or a different purchase or exchange price or exchange rate becomes effective at any time or from time to time (other than under or by reason of provisions designated to protect against dilution) then, upon such change becoming effective, the Current Quotient and Current Exercise Price then in effect hereunder shall forthwith be increased or decreased to such Current Quotient and Current Exercise Price as would have been obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of (x) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exchange, conversion or exchange thereof, (y) the issuance of all Common Stock and all other options, rights or convertible or exchangeable securities issued after the issuance of such options, rights or convertible or exchangeable securities, and (z) the original issuance at the time of such exchange of any such options, rights or convertible or exchangeable securities then still outstanding.

                           (3) In case, however, such stock or obligations are
                  convertible or exchangeable at an exchange price or exchange rate or such rights or options are exercisable at a purchase price per share equal to or in excess of the Current Exercise Price immediately prior to the issuance or sale of such convertible stock or obligations or of such rights or options, then no adjustment of the Exercise Price shall be made except in respect of additional shares of Common Stock actually issued upon the conversion or exchange of any such convertible stock or obligations or upon the exchange of any such rights or options.

                  (ix) No adjustment in the Exercise Price shall be made in respect of the issuance or sales of Common Stock held in the Company's treasury to the extent it acquired such Common Stock after June 13, 1997, except that if any such treasury shares are issued or sold for a consideration per share that is less than the Exercise Price in effect immediately prior to such issue or sale and that is less than the average cost per share of such treasury shares, the Company shall be deemed, for purposes of this Section 4, to have issued or sold shares of Common Stock equal in number to such treasury shares for a consideration per share equal to the Exercise Price in effect immediately prior to such issue or sale reduced by the amount by which such average cost of such treasury shares exceeds such consideration per share.

         (b) If the Company at any time subdivides or issues a stock dividend upon the outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or stock dividend shall be proportionately decreased, and if the Company at any time combines the outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. In such case of a subdivision or combination of the outstanding shares of Common Stock issuable upon exchange of the Warrants, the Exercise Price shall be first reduced, effective immediately prior to an adjustment of the Exercise Price pursuant to this Section 4, by the amount, if any, by which such Exercise Price exceeds the Current Quotient. Any such adjustment shall become effective at the close of business on the date that such subdivision, stock dividend or combination becomes effective.

         (c) No adjustment of the Exercise Price shall be made as a result of or in connection with any Approved Transfer (as defined in Section 6(a) below).

         (d) Whenever any Exercise Price is adjusted, as herein provided, the Company shall promptly deliver to each holder of Warrants a computation setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such computation shall be made by certified public accountants (who may be the Company's regular auditors or certified public accountants) and shall be conclusive evidence of the correctness of such adjustment.

         SECTION 5. AGREEMENT TO REGISTER. The Company agrees that:

         (a) Subject to Section 13 hereof, if at any time prior to the date seven years after the IPO Effective Date, the Company determines to take action to register any of its securities under the Securities Act of 1933, as then in effect, or any similar federal statute (collectively the "ACT"), otherwise than pursuant to Form S-8, or any other form not applicable to an offering of Common Stock issued or issuable upon the exercise of the Warrants, it will notify in writing each registered holder of any Warrants or any shares of Common Stock issued upon exchange thereof of such determination and, upon written request received within 15 days of the mailing of such notice will use its best efforts to effect the registration under the Act of any shares of Common Stock issued or issuable upon such conversion or exchange to which such request relates.

         (b) Subject to Section 13 hereof, the Company agrees at any time following the date one year after the IPO Effective Date and prior to the date five years after the IPO Effective Date, upon receipt from the registered holders of at least 50 percent in principal amount of the then outstanding Warrants or shares of Common Stock issued in respect thereto of a request to register under the Act any shares of Common Stock issued or issuable upon the exercise of any such Warrants, it will notify all other registered holders thereof of such request and will use its best efforts to effect the registration under the Act of the shares of Common Stock to which such request relates. Such holders shall be entitled to make one request for registration pursuant to this paragraph (b).

         (c) If at any time holders of shares of Common Stock request that the Company file a registration statement of Form S-3 for a public offering of all or any portion of the shares held by such requesting holders, the reasonably anticipated aggregate price to the public of which would exceed $500,000, and the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of stock specified in such notice. Whenever the Company is required by this Section 5(c) to use its best efforts to effect the registration of stock, each of the procedures and requirements of this Section 5(c) (including but not limited to the requirement that the Company notify all holders of Common Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that there shall be only one registration on Form S-3 that may be requested and obtained under this Section.

         (d) If the Company is required to use its best efforts to effect the registration of any Common Stock under the Act, it will use its best efforts to:

                  (i) Prepare and file with the SEC, within 90 days after the receipt of the written request for registration a registration statement with respect to such shares of Common Stock and cause such registration statement to become and remain effective for at least a period of 45 days.

                  (ii) Prepare and file with the SEC all amendments and supplements to such registration statement and the prospectus used in connection therewith necessary to keep such registration statement effective for said 45 day period (if any stand-off period is imposed pursuant to this Section, such 45 day period shall commence at the termination thereof) and to comply with the provisions of the Act with respect to the disposition of all such shares of Common Stock covered by such registration statement whenever the holders thereof desire to dispose of the same;

                  (iii) Furnish to the holders of such shares of Common Stock whatever numbers of copies of prospectuses, including one or more preliminary prospectuses, they need to comply with the Act, and all other documents they reasonably request in order to facilitate the disposition of such shares; and

                  (iv) Register or qualify the shares of Common Stock covered by such registration statement under the other securities or blue sky laws of any jurisdictions the holders thereof reasonably request, and do all other necessary or advisable acts and things to enable such holders to consummate the disposition of such shares in the applicable jurisdictions, except that the Company shall not be required to file a general consent to service in any such jurisdiction.

         (e) The Company shall pay all expenses incurred by it in complying with subsection (d) of this Section 5 and all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of one attorney or law firm representing all the holders of Common Stock pursuant to exercise of the Warrants and covered by any such registration statement) incurred by such holders in connection therewith (including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of the Company's counsel, and expenses of any special audits incident to or required by any such registration, but not including, however, any underwriting discounts, fees or commissions which are to be paid by such holders).

         (f) Notices and requests delivered to the Company pursuant to this
Section 5 shall contain all information regarding the shares of Common Stock to be registered and the intended method of disposition thereof that is reasonably required in connection with the action to be taken.

         (g) In the event of any registration under the Act of any shares of Common Stock pursuant to this Section 5, the Company hereby agrees to indemnify and hold harmless each shareholder disposing of such shares, each other person, if any, who controls such shares within the meaning of the Act, and each other person, who participates in the offering of such shares, against all losses, claims, damages or liabilities; joint or several, to which such shareholder, controlling person, or participating person may become subject under the Act or otherwise, in so far as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such shares of Common stock were registered under the Act, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will reimburse such shareholder and each such controlling person or participating person for all legal or any other expenses reasonably incurred by such shareholders, controlling person, or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or said amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such shareholder specifically for use in the preparation thereof. Each such shareholder will agree to indemnify the Company, each person who signed any such registration statement, and each person, if any, who controls the Company within the meaning of the Act, in the same manner and to the same extent that Company has agreed to indemnify in this paragraph. Such indemnification, however, shall only relate to untrue statements or alleged untrue statements or omissions or alleged omissions contained in any such registration statement, or amendment or supplement thereto, based upon and in conformity with written information furnished to the Company by such shareholder specifically for use in the preparation thereof.

         (h) As a condition of the registration of any shares of Common Stock, the holders thereof shall agree:

                  (i) Not to sell any such shares of Common Stock pursuant to the registration statement of an IPO until one year after completion of the offering;

                  (ii) To comply with all requirements of the Act and of the SEC in connection with the offering and sale of such shares of Common Stock;

                  (iii) To effect sales of all such shares of Common Stock, if so required by the Company, in an organized manner through a single broker or dealer, or a single syndicate or selling group of brokers and/or dealers, provided that any such required arrangement shall not prejudice any plan of distribution proposed by any of such holders;

                  (iv) To cooperate with the Company in its compliance with all federal and state securities laws, including without limitation providing such information and signing such documents as are necessary to effect registration or reasonably requested by underwriters pursuant to this Warrant Certificate;

                  (v) To pay such holder's pro rata portion (calculated on the basis of the ratio of the aggregate offering price attributable to the shares of such holder being registered and sold in relation to the aggregate offering price attributable to the total number of securities being registered and sold, including securities being registered and sold by other selling stockholders) of the underwriting discounts and selling commissions and to pay all the fees and disbursements of such holder's counsel;

                  (vi) To cooperate with the Company in all respects in connection with registration of the Common Stock, including timely supplying all information and executing and returning all documents requested by the Company and its managing underwriter;

                  (vii) That the Company shall not be required to include any of such holder's shares of Common Stock in any registration statement unless holder accepts the terms of the underwriting as agreed upon by the Company and underwriters selected by the Company; and

                  (viii) That the Company shall have the right to defer or suspend the filing of any registration statement if the Board of Directors of the Company determines in good faith that it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed.

         (i) Notwithstanding the above:

                  (i) The Company shall have the sole and exclusive right to select the underwriters of any public offering of the Common Stock, including any public offering conducted pursuant to the demand registration right set forth above. The use of underwriters in any demand registration right set forth above is subject to the Company's ability to engage underwriters under terms and conditions deemed reasonable by the Company. Notwithstanding anything contained herein, the demand registration right set forth above shall be permitted to be exercised only on one occasion, and the Company may elect, upon receiving such demand to combine such registration with any other registration of securities it may seek to file.

                  (ii) If the managing underwriter of any public offering advises the Company that the total number of shares of Common Stock that the Company, the holder of the Warrants and any other person intend to include in such public offering would adversely affect the success of such public offering, then the amount of shares of Common Stock to be offered for the account of such holder of Warrants will be reduced to the extent necessary to reduce the total number of shares of Common Stock to be included in such public offering to the amount recommended by such managing underwriter. Such reduction will be on a pro rata basis with all other shareholders holding registration rights for the sale of shares in the offering. However, this cut back shall not be applicable to the demand registrations.

                  (iii) The Company shall not be required (i) to reduce the amount of shares of Common Stock to be offered by the Company in any public offering for any reason or (ii) to include any shares of Common Stock in any public offering for which a registration statement is or is proposed to be filed if such shares of Common Stock are, at the time of effectiveness of such registration statement, eligible to be sold under Rule 144 under the Act or otherwise eligible for sale to the public without registration.

                  (iv) The Company shall have the right to extend, suspend or delay the effectiveness of any registration statement for a period of up to ninety (90) days if, upon the advice of counsel, such delay is advisable and in the best interests of the Company because of the existence of non-public material information, or to allow the Company to complete any pending audit of its financial statements, any public financing plan, any pending material acquisition or to release audited financial statements of an acquiree in a pending acquisition.

         SECTION 6. PURCHASE RIGHT OF FIRST REFUSAL. (a) Except for shares issued in connection with acquisitions made by the Company, shares issued in establishing a strategic alliance and option shares issued to employees, contractors, consultants or affiliated physicians approved by the Board of Directors of the Company and pursuant to options, grants or warrants disclosed on Schedule 11(h) to the Purchase Agreement, no shares of the Company and no interest therein shall be sold or transferred by the Company after the date hereof, in any manner whatsoever without the prior written consent of the registered holders of a majority of the Warrants or without following the terms of this Section 6. All of the above described sales or transfers of Company shares that may be made by the Company without prior approval and without complying with the provisions below shall be deemed "APPROVED TRANSFERS".

         (b) Prior to making or upon receiving any bona fide offer, or counteroffer that the Company intends to assert, with respect to any disposition of any shares of Common Stock other than pursuant to an Approved Transfer, the Company shall convey the terms with respect to such proposed disposition (the "OFFER TERMS") to the registered holders of the Warrants, which shall have the right to purchase all, and only all, of the shares that are the subject of such offer or counteroffer on the Offer Terms. Any holder of Warrants may exercise its right to acquire such shares by written notice to the Company (x) with respect to an offer, within the 25 day period following receipt by such holder of the initial Offer Terms or (xi) with respect to a counteroffer, within 10 business days after receipt by such holder of the Offer Terms with respect thereto, provided that such holder shall have previously received written notice of the initial Offer Terms as hereinabove provided. The closing of such purchase shall occur at the Company's offices or such other location as may be agreed upon on the date indicated in the written notice delivered to such holder within the time specified by the most recently delivered Offer Terms. If one or more registered holders of Warrants do not purchase all such shares during such period, the Company shall be free within the time period specified by the most recently delivered Offer Terms, or, if no such time period is specified, within 90 days, to sell or transfer such shares to the third party making or receiving such offer or counteroffer on Offer Terms no more favorable to such third party than those contained in the last offer or counteroffer delivered to the holders. In the event more than one holder wishes to acquire Common Stock pursuant to this Section, they shall be entitled to acquire their pro rata share of the shares to be sold. The rights under this Section 6 shall expire upon an IPO.

         SECTION 7. CO-SALE RIGHTS. (a) Prior to any IPO and except in connection with Approved Transfers, neither the Company, Theodore N. Gillette, Richard L. Sanchez or their respective affiliates (each, a "SELLER") shall transfer, sell, or otherwise dispose of (collectively, a "TRANSFER") shares of Common Stock (either directly or indirectly), which transfer together with all previous transfers from and after the date hereof (other than Approved Transfers) would be in excess of an aggregate of 15% (on a fully diluted basis) of the outstanding shares of Common Stock, to any person (such person being hereinafter referred to individually as a "THIRD PARTY" and collectively as "THIRD PARTIES"), unless the terms and conditions of such transfer shall include an offer at the most favorable price, and on the most favorable terms and conditions, at which the Company is then intending to transfer Common Stock (except that the only representation and warranty that any registered holder of Warrants and any transferee thereof that acquired Common Stock pursuant to this Warrant Certificate ("TRANSFEREES") shall be required to make in connection with any transfer is a warranty with respect to its own ownership of the Common Stock to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims) to the registered holder of Warrants and any Transferee to include, at their option, in the transfer to the Third Party, an amount of Common Stock determined in accordance with this Section.

         (b) The Third Party shall purchase from holders of Warrants and any Transferee the number of shares of Common Stock owned by such holder or such Transferee, as the case may be, equaling the number derived by multiplying the total number of shares to be purchased by the Third Party by a fraction, the numerator of which is the total number of shares of Common Stock owned by such holder or such Transferee, as the case may be, that such holder or such Transferee, as the case may be, desires to require the Third Party to purchase and the denominator of which is the sum of (i) the total number of shares of Common Stock owned by all holders and all Transferees desiring to require the Third Party to purchase their shares and (ii) the total number of shares of Common Stock owned by Sellers and their affiliates. Each holder of Warrants shall be entitled to sell its pro rata share of the right to sell to all holders of Warrants.

         (c) Unless the same is an Approved Transfer or in connection with an IPO, before the Company proposes to transfer any Common Stock, it shall notify, or cause to be notified, all holders of Warrants and any Transferee in writing of each such proposed transfer. Such notice shall set forth: (i) the name of the Third Party and the number of shares of Common Stock proposed to be transferred,
(ii) the address of the Third Party, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party (the "THIRD PARTY TERMS") and (iv) whether the Third Party has been informed of the "Co-Sale Right" provided for in this Section and has agreed to purchase shares of Common Stock in accordance with the terms hereof. The Co-Sale right may be exercised by delivery of a written notice to the Company (the "CO-SALE NOTICE") within 15 days following receipt of the notice specified in the preceding sentence. The Co-Sale Notice shall state the number of shares of Common Stock that holder of Warrants and Transferees would be entitled to include in such transfer to the Third Party.

         (d) Upon the giving of a Co-Sale Notice, holders of Warrants and Transferees, as the case may be, shall be entitled and obligated to sell the number of shares of Common Stock set forth in the Co-Sale Notice to the Third Party on the Third Party Terms; provided, however, that the Company and its affiliates shall not consummate the sale of any shares offered by them if the Third Party does not purchase all shares that holders of Warrants and Transferees are entitled to and desire to sell pursuant hereto. After expiration of the 15 day period referred to in subsection (c) above, if the provisions of this Section have been complied with in all respects, the Company shall have the right for a 90 day period to transfer the shares of Common Stock to the Third Party on the Third Party Terms without further notice to holders of Warrants or any Transferee that have not given a Co-Sale Notice, but after such 90 day period, no such transfer may be made without again giving notice to holders of Warrants and all Transferees of the proposed transfer and complying with the requirements of this Section 7.

         (e) Notwithstanding anything to the contrary, any Approved Transfer may be made without compliance with this Section 7. The Co-Sale Rights contained herein shall terminate upon an IPO.

         SECTION 8. FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of any Warrants. If the exercise of any Warrants results in a fraction, an amount of money equal to such fraction multiplied by the fair market value of one share of Common Stock of the Company on the date on which such exercise is deemed made shall be paid to the person otherwise entitled to such fraction.

         SECTION 9. EFFECT OF RECLASSIFICATIONS, ETC. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of any Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall execute with each holder of Warrants a supplemental agreement providing that the holder of each Warrant then outstanding shall have the right thereafter to exchange such Warrant to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, sale or conveyance. Such supplemental agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The above provisions of this Section 9 shall similarly apply to successive reclassifications and changes of shares of Common stock and to successive sales or conveyances.

         SECTION 10. TAXES ON EXCHANGE. The issuance of certificates for shares of Common Stock upon the exercise of Warrants shall be made without charge to the Warrant holders for any tax (other than federal or state income taxes) in respect to the issuance of such certificates. Such certificates shall be issued in the respective names of, or in the names directed by, the holder of the Warrant exchanged. The Company, however, shall not be required to pay any tax which may be payable in respect to any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Warrants exchanged, or to issue or deliver such certificates until the person or persons requesting the issuance thereof have paid the Company the amount of such tax or have established to the satisfaction of the Company that such tax has been paid.

         SECTION 11. NOTICES OF RECORD DATE, ETC. If any of the following events occur, the Company will mail or cause to be mailed a notice, as specified below, to every holder of a Warrant:

         (a) Any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right;

         (b) Any capital reorganization of the Company, any reclassification or recapitalization of the Company's capital stock, or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other Person;

         (c) Any voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (d) Any proposed issue or grant by the Company of any shares of stock of any class or any other securities (other than notes or other obligations issued or incurred by Company in connection with the purchase of real or personal property or the borrowing of money privately), or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any securities (other than the IPO or any issue or grant referred to herein).

The above notice to the Warrant holder shall specify:

                  (i) The date or expected date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right;

                  (ii) The date or expected date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up; and

                  (iii) The amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date or expected date of such proposed issue or grant, and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date therein specified.

         SECTION 12. RESTRICTIVE LEGENDS. Each Warrant Certificate and certificate for Common Stock issued upon the exchange of any Warrant, and each Warrant Certificate and stock certificate issued upon the transfer of any Warrant Certificate or Common Stock (except as otherwise permitted by this Section 12), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The securities represented hereby (the "SECURITIES") have not been registered under the Securities Act of 1933, as amended, or applicable state "blue sky" laws. The Securities may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act and blue sky laws. The Securities may not be transferred except upon the conditions specified in certain agreements, dated as of June 13, 1997 and amended as of August 15, 1997, between the Company and certain purchasers, complete and correct copies of which are available for inspection at the office of the Company and a conformed copy of which will be furnished to the holder of the Securities upon written request and without charge. No transfer of the Securities shall be valid or effective unless and until the conditions so specified have been complied with."

         SECTION 13. RESTRICTION ON TRANSFER OF SECURITIES. Notwithstanding anything herein to the contrary, neither the Warrants nor the Common Stock issued upon exercise of the Warrants may be transferred, assigned, pledged or hypothecated for a period of one year following the IPO Effective Date, provided, however, that during such period, the Warrants or the Common Stock issued upon exercise of the Warrants may be transferred, in accordance with the provisions of Conduct Rule 2710(c)(7) of the National Association of Securities Dealers, Inc. (the "NASD"), to any member of the NASD participating in the IPO or to any corporate officer of Prudential or its affiliates

         SECTION 14. NOTICE OF PROPOSED TRANSFER, OPINIONS OF COUNSEL. Except as provided in the last paragraph of this Section 14, prior to any transfer of any such Warrant or Common Stock, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this
Section 14. Each such notice shall (i) describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (ii) designate counsel for the holder giving such notice (who may be in-house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice, and the Company will promptly submit a copy thereof to its counsel, and the following provisions shall apply:

                  (A) If in the opinion of each such counsel, the proposed transfer may be effected without registration under the Act of such Warrants or Common Stock, the Company will promptly notify the holder thereof, and such holder will thereupon be entitled to transfer such Warrants or Common Stock (as the case may be) in accordance with the terms of the notice delivered by such holder to the Company. Each Warrant Certificate or stock certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in Section 12, unless in the opinion of each such counsel such legend is not longer required to insure compliance with the Act. If for any reason counsel for the Company (after having been furnished with the required information under this Section 14) fails to deliver an opinion to the Company, or the Company fails to notify such holder thereof as aforesaid, within 20 days after counsel for such holder has delivered its opinion to such holder (with a copy to the Company), then for all purposes of this Warrant Certificate, the opinion of the Company's counsel shall be deemed to be the same as the opinion of counsel for such holder.

                  (B) If in the opinion of either or both of such counsel, the proposed transfer may not be effected without registration under the Act of such Warrants or Common Stock (as the case may be), the Company will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such Warrants or Common Stock (as the case may be) until receipt of a further notice from Company under paragraph (A) above or, in the case of Common Stock, unless registration of such Common Stock under the Act has become effective.

         The Company will pay the reasonable fees and disbursements of counsel (other than in-house counsel) for any holder and of counsel for the Company in connection with all opinions rendered by them pursuant to this Section 14.

         SECTION 15. SPECIAL AGREEMENTS OF COMPANY. (a) The Company covenants and agrees that it will reserve and set apart and have at all times a number of shares of authorized but unissued Common Stock deliverable upon the exercise of the Warrants or any other rights or privileges provided for herein sufficient to enable it at any time to fulfill all its obligations hereunder. The Company covenants and agrees that it will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of its terms hereunder, but will at all times in good faith assist in carrying out all of the provisions of this Warrant Certificate and in taking all necessary or appropriate action in order to protect the rights of the holders of the Warrants against dilution or other impairment.

         (b) This Warrant Certificate shall be binding upon any corporation succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

         SECTION 16. NOTICES. All notices and documents to registered holders of Warrants under this Warrant Certificate shall be sent by registered or certified mail to the holder at the address shown on the holder's Warrant Certificate or any other address the holder has furnished the Company in writing. All notice and documents to the Company shall be sent by certified or registered mail to its principal office, at Vision Twenty-One, Inc., 7209 Bryan Dairy Road, Largo, Florida 34647, or any other address the Company has furnished the registered holders of Warrants in writing with a copy to Company counsel:

                  Darrell C. Smith, Esquire
                  Shumaker, Loop & Kendrick, LLP
                  Barnett Plaza, Suite 2800
                  101 E. Kennedy Boulevard
                  Tampa, Florida 33602

         SECTION 17. NO RIGHTS AS SHAREHOLDER; LIMITATION OF LIABILITY. This Warrant Certificate shall not entitle the holder hereof to any of the rights of a shareholder of the Company except as set forth in the Purchase Agreement. No provision hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

         SECTION 18. LAW GOVERNING. This Warrant shall be governed by, and construed and enforced in accordance with the laws of the State of Florida.

         SECTION 19. RIGHTS UNDER PURCHASE AGREEMENT. The holder hereof shall be entitled to all rights accorded to a holder, as well as all obligations as contained in the Purchase Agreement.

         SECTION 20. EXPIRATION. The Warrants represented hereby shall expire and become null and void if not exercised on or before 5:00 p.m. on the Expiration Date.

         IN WITNESS WHEREOF, Vision Twenty-One, Inc. has caused this Warrant Certificate to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer.

                                             VISION TWENTY-ONE, INC.



                                             By
                                               ---------------------------------
                                               Title:

                          FORM OF ELECTION TO PURCHASE


(To Be Executed by the Holder if the Holder Desires to Exercise Warrants Evidenced by the Foregoing Warrant Certificate)


To Vision Twenty-One, Inc.:


         The undersigned hereby irrevocably elects to exercise ________ Warrants evidenced by the foregoing Warrant Certificate for, and to purchase thereunder, ____________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $___________ (in cash as provided for in the foregoing Warrant Certificate) and any applicable taxes payable by the undersigned pursuant to such Warrant Certificate.

         The undersigned requests that certificates for such shares be issued in the name of

           PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER


                             ----------------------



-----------------------------------
(Please print name and address)

-----------------------------------

-----------------------------------



         If said number of Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to



-----------------------------------
(Please print name and address)

-----------------------------------

-----------------------------------

                                        Name of Holder:
                                                       -------------------------
                                                       (Please print)



Dated:________________________, 19__         By
                                               ---------------------------------
                                               Name:
                                               Title:

                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned in and to the number of Warrants (as defined in and evidenced by the foregoing Warrant Certificate) set opposite the name of such assignee below and in and to the foregoing Warrant Certificate with respect to said Warrants and the shares of Common Stock issuable upon exercise of said Warrants:


Name of Assignee                    Address                   Number of Warrants
----------------                    -------                   ------------------





         If the total of said Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned.


                                        Name of Holder:
                                                       -------------------------
                                                       (Please print)



Dated:________________________, ____         By
                                               ---------------------------------
                                               Name:
                                               Title: